Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of August 6, 2026, by and between Silicon Valley Bank, a division of FIRST-CITIZENS BANK & TRUST COMPANY (“Bank”), and ALAMAR BIOSCIENCES, INC., a Delaware corporation (“Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 11, 2024 (as the same may from time to time be amended, modified, supplemented or restated, including without limitation by that certain Consent and First Amendment to Loan and Security Agreement dated as of March 13, 2025, and that certain Second Amendment to Loan and Security Agreement dated as of September 19, 2025, collectively, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Bank amend the Loan Agreement to (i) refinance the existing term loan facility and revolving line facility, and (ii) make certain revisions to the Loan Agreement as more fully set forth herein.

C. Bank has agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.
Existing Advances and Term Loan Advances. Bank and Borrower hereby agree and acknowledge that all outstanding Term Loan Advances and Advances (as such terms are defined in the Loan Agreement prior to giving effect to this Agreement) are being refinanced pursuant to the terms hereof.
3.
Amendments to Loan Agreement.
3.1
Exhibit A attached hereto sets forth a clean copy of the Loan Agreement as amended hereby.
3.2
Exhibit B attached hereto, deletions of the text in the Existing Loan Agreement (including, to the extent included in such Exhibit B, each Schedule or Exhibit to the Existing Loan Agreement) are indicated by ~~struck-through text~~, and insertions of text are indicated by bold, double-underlined text.
4.
Limitation of Agreement.
4.1
This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2
This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.
Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:
5.1
Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents;
5.2
Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;
5.3
The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized by all necessary action on the part of Borrower;
5.5
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6
The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
5.7
This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.
Updated Perfection Certificate. In connection with this Agreement, Borrower has delivered an updated Perfection Certificate (the “Updated Perfection Certificate”) which supersedes in all respects the Perfection Certificate, dated as of the Second Amendment Effective Date. Borrower and Bank acknowledge and agree that, from and after the date of this Agreement, each reference in the Loan Documents to the “Perfection Certificate” shall be deemed to be a reference to the Updated Perfection Certificate. Borrower acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Updated Perfection Certificate have not changed as of the date hereof.
7.
Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
8.
Integration. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
9.
Fees and Expenses. Borrower shall pay to Bank (a) a portion of the Final Payment (as such term is defined in the Loan Agreement prior to giving effect to this Agreement) owing to Bank immediately prior to the effectiveness of this Agreement in an amount equal to One Hundred Fifty Thousand Dollars ($150,000), (b) an amendment fee in an amount equal to Twenty Five Thousand Dollars ($25,000) (which fee shall be fully earned by Bank upon the execution and delivery of this Agreement by the parties hereto), and (c) all Bank Expenses due and owing to Bank under the terms and conditions of the Loan Agreement as of the date hereof. The fees and expenses listed in the previous sentence may be debited from any of Borrower’s accounts at Bank.
10.
Conditions to Effectiveness. The parties agree that the obligations of Bank herein shall be effective upon the satisfaction of each of the following conditions precedent, each in form and substance satisfactory to Bank in its sole discretion, on or prior to the date first listed above: (a) the due execution and delivery to Bank of (i) this Agreement by each party hereto, and (ii) the Updated Perfection Certificate, and (b) Bank’s receipt of (i) copies, certified in a certificate executed by a duly authorized officer of Borrower to be true and complete as of the date hereof, of each of (A) the governing documents of Borrower as in effect on the date hereof, (B) the resolutions of Borrower authorizing the execution and delivery of this Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby, and (C) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower, (ii) a secretary’s certificate of Borrower with respect to Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party, (iii) a good standing certificate of Borrower, certified by the Secretary of State of the state of incorporation of Borrower and each jurisdiction in which Borrower is qualified to do business, dated as of a date no earlier than thirty (30) days prior to the date hereof, (iv) certified copies, dated as of a recent date, of financing statement and other lien searches of Borrower, as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (A) will be terminated prior to or in connection with the execution of this Agreement, or (B) in the sole discretion of Bank, will constitute Permitted Liens, (v) [reserved], and (vi) the payment of all fees and expenses owing by Borrower to Bank under Section 9 above.
11.
Fee Waiver. Bank hereby waives the $300,000 Prepayment Fee (as defined in the Loan Agreement prior to the date hereof) and $100,000 Termination Fee (as defined in the Loan Agreement prior to the date hereof).
12.
Post-Closing Conditions. On or prior to the date that is forty-five days after the Third Amendment Effective Date, Borrower shall deliver to Bank, in form and substance satisfactory to Bank, (a) duly executed bailee’s waiver in favor of Bank for (i) 38503 Cherry Street, Newark, CA 94560 (Transpak), and (ii) 42744 Boscell Rd., Fremont, CA 94538 (Lynx), and (b) evidence demonstrating that the insurance policies required for Borrower under the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable, notice of cancellation, and additional insured clauses or endorsements in favor of Bank.
13.
Miscellaneous.
13.1
This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
13.2
Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

13.3
This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
13.4
The Loan Documents are hereby amended wherever necessary to reflect the changes described above.
13.5
Section 11.9 (Electronic Execution of Documents) of the Loan Agreement applies to this Agreement.
13.6
This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK	BORROWER
FIRST-CITIZENS BANK & TRUST COMPANY By: /s/ Matt Perry Name: Matt Perry Title: Managing Director	ALAMAR BIOSCIENCES, INC. By: /s/ Justin McAnear Name: Justin McAnear Title: Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT A

[Attached.]

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of the Effective Date between Silicon Valley Bank, a division of FIRST-CITIZENS BANK & TRUST COMPANY (“Bank”), and ALAMAR BIOSCIENCES, INC., a Delaware corporation (“Borrower”). The parties agree as follows:

1. LOAN AND TERMS OF PAYMENT

1.1 Revolving Line.

(a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be prepaid or repaid as set forth on Schedule I hereto.

Additionally, at any time on or prior to the Revolving Line Maturity Date, Borrower may request that Bank increase the original principal amount available to be borrowed under the Revolving Line in minimum increments of Ten Million Dollars ($10,000,000) and in an aggregate amount not to exceed Forty Million Dollars ($40,000,000) (the “Uncommitted Accordion”). Bank, in its sole and absolute discretion, may grant or deny any such request from Borrower to add any portion of the Uncommitted Accordion to the Revolving Line. If, and only if, Bank, in its sole discretion, agrees to grant any such request from Borrower to add any portion of the Uncommitted Accordion to the Revolving Line, any such advance made thereunder shall each be considered an “Advance” hereunder and added to the definition thereof; provided that, the terms of the making of any advance under the Uncommitted Accordion shall be outlined in an amendment to this Agreement to be entered into by the parties hereto.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the outstanding principal amount of all Advances, the accrued and unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable.

1.2 Letters of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the difference of the Revolving Line, minus the sum of (i) all outstanding principal amounts of any Advances, and (ii) all amounts used for Cash Management Services. In addition, the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not at any time exceed the amount set forth on Schedule I hereto. Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with Letters of Credit will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

(b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred and five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred and fifteen percent (115.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.

(c) All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower shall execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower shall be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and issued for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account. Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(d) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(e) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(f) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion) of the Dollar Equivalent of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

1.3 [Intentionally Omitted].

1.4 Cash Management Services Sublimit. As part of the Revolving Line, Bank shall permit Borrower to use Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). The aggregate amount used for Cash Management Services at any one time may not exceed the difference of the Revolving Line, minus the sum of (a) all outstanding principal amounts of any Advances, and (b) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). In addition, the aggregate amount used for Cash Management Services may not at any time exceed the amount set forth on Schedule I hereto. Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

1.5 [Intentionally Omitted].

1.6 [Intentionally Omitted].

1.7 Overadvances. If, at any time, (a) the sum of (i) the aggregate outstanding principal amount of any Advances, plus (ii) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (iii) all amounts used for Cash Management Services exceeds (b) the Revolving Line, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower shall pay Bank interest on the outstanding amount of any Overadvance, on demand, at a rate per annum equal to the rate that is otherwise applicable to Advances plus three percent (3.0%).

1.8 Payment of Interest on the Credit Extensions.

(a) Interest Payments.

(i) Advances. Interest on the principal amount of each Advance is payable as set forth on Schedule I hereto.

(ii) [Intentionally Omitted.]

(b) Interest Rate.

(i) Advances. Subject to Section 1.8(c), the outstanding principal amount of any Advance shall accrue interest as set forth on Schedule I hereto.

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(ii) [Intentionally Omitted.]

(iii) All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.

(c) Default Rate. Upon election of the bank in its sole discretion, upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is three percent (3.0%) (or such lesser amount as may be agreed by Bank in its sole discretion) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.8(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d) Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of such change.

(e) Interest Computation. Interest shall be computed as set forth on Schedule I hereto. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

1.9 Fees and Expenses. Borrower shall pay to Bank:

(a) Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee as set forth on Schedule I hereto;

(b) Contingent Fee. A contingent fee equal to Four Hundred Fifty Thousand Dollars ($450,000) (the “Contingent Fee”), which is due and payable on the earlier to occur of (i) July 1, 2029, or (ii) the termination of this Agreement (including without limitation upon the occurrence and continuance of an Event of Default), and shall be fully earned and non-refundable as of such date;

(c) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee with respect to each Letter of Credit payable upon the issuance, each anniversary of such issuance and any renewal thereof, which shall be fully earned and non-refundable as of such date;

(d) Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last calendar day of each calendar quarter occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a 360-day year, which shall be fully earned and non-refundable as of such date; provided, however, the Unused Revolving Line Facility Fee for any such calendar quarter and/or on the Revolving Line Maturity Date shall be waived if the average daily balance of the outstanding Advances during the trailing three (3) month period prior to such measurement date was greater than Ten Million Dollars ($10,000,000) as determined by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of (A) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and (B) all amounts used for Cash Management Services; and

(e) Uncommitted Accordion Fee. A non-refundable Uncommitted Accordion commitment fee in an amount equal to one eighth of one percent (0.125%) of the amount of any increase to the Revolving Line, fully-earned and payable on the date (if any) that Bank, in its sole and absolute discretion, agrees to grant any request from

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Borrower to add any portion of the Uncommitted Accordion to the Revolving Line (the “Uncommitted Accordion Commitment Fee”);

(f) Bank Expenses. All Bank Expenses incurred through and after the Third Amendment Effective Date, when due (or, if no stated due date, upon demand by Bank). Borrower has paid to Bank a good faith deposit of Forty-Five Thousand Dollars ($45,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. On the Third Amendment Effective Date, Bank will refund the Good Faith Deposit, minus out-of-pocket expenses documented by invoices for such expenses.

Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 1.9 pursuant to the terms of Section 1.10(c). Bank shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.9.

1.10 Payments; Application of Payments; Debit of Accounts.

(a) All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Bank has the right to determine, in its commercially reasonable judgment, the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) Bank may debit any of Borrower’s deposit accounts maintained with Bank, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due under the Loan Documents, to the extent not otherwise paid by Borrower as and when due. These debits shall not constitute a set-off.

1.11 Change in Circumstances.

(a) Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, the Revolving Line, any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank

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notifying Borrower of such determination, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered.

(c) Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.11 shall not constitute a waiver of Bank’s right to demand such compensation; provided that, Borrower shall not be required to compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Bank’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect).

1.12 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.12) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within twenty (20) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.12) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.12, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

(e) Status of Bank. If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Bank shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY is applicable, as well as any applicable supporting documentation or certifications. If a payment made to Bank (including any assignee or successor) under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Bank shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Bank has complied with

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Bank’s obligation under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

1.13 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement (which must be satisfied (including receipt by Bank of any executed written notice described herein) no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain an Advance (other than under Sections 1.2, or 1.4), Borrower shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made through Bank’s online banking platform by an individual duly authorized by an Administrator, provided, however, if Borrower is not utilizing Bank’s online banking platform, then such notice shall be in a written format acceptable to Bank (which may be in the form of the Payment/Advance Form) that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank through Bank’s online banking platform or by electronic mail such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may reasonably request. Bank shall have determined to its satisfaction that any notice of or request for Advances has been duly authorized by Borrower. Bank may rely on any notice given by a person whom Bank believes is an Authorized Signer or other individual authorized by an Administrator. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance.

(b) [Intentionally omitted.]

(c) Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or other individual authorized by an Administrator, or other individual authorized by an Administrator, or without instructions if such Advances are necessary to meet Obligations which have become due.

2. CONDITIONS OF CREDIT EXTENSIONS

2.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate in its commercially reasonable judgement, including, without limitation:

(a) duly executed Loan Documents;

(b) [reserved];

(c) [reserved];

(d) the Operating Documents of Borrower and long-form good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each other jurisdiction in which Borrower is qualified to conduct business, in each case as of a date no earlier than 30 days prior to the Effective Date;

(e) certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents and (ii) Borrowing Resolutions;

(f) [reserved];

(g) [reserved];

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(h) certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(i) a duly executed Perfection Certificate of Borrower;

(j) [reserved];

(k) [reserved]; and

(l) [reserved]; and

(m) payment of the fees and Bank Expenses then due as specified in Section 1.9 hereof.

2.2 Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.13;

(b) the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement are true and correct in all material respects as of such date; provided, however, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; and

(c) Bank determines to its satisfaction that there has not been (i) any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, nor any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank as of the Second Amendment Effective Date (or from a business plan of Borrower presented to and accepted by Bank subsequent to the Second Amendment Effective Date pursuant to Section 5.3), or (ii) a Material Adverse Change.

2.3 Covenant to Deliver. Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3. CREATION OF SECURITY INTEREST

3.1 Grant of Security Interest.

(a) Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

(b) Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of

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Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).

3.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. As soon as reasonably practicable following any such filing, and in any event following Borrower’s request, Bank shall notify Borrower in writing of such filing and the circumstances related thereto. Such financing statements may indicate the Collateral in a manner consistent with the Bank’s security interest.

3.3 Termination. If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, the Liens granted to Bank in the Collateral shall automatically terminate without any further action and Bank shall, at Borrower’s sole cost and expense, provide customary payoff release documents evidencing the termination of its security interest in the Collateral and all rights therein shall revert to Borrower and, for the avoidance of doubt, all of Borrower’s obligations pursuant to Sections 5 and 6 of this Agreement shall terminate. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its sole discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred fifteen percent (115.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank in its commercially reasonable discretion to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.

4. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1 Due Organization, Authorization; Power and Authority.

(a) Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b) All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Third Amendment Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update).

(c) The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound. Neither Borrower nor any of its Subsidiaries are in default under any agreement to

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which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations.

4.2 Collateral.

(a) The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b) Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 5.9(c). The Accounts are bona fide, existing obligations of the Account Debtors.

(c) The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2.

(d) All Inventory is in all material respects of good and marketable quality, free from material defects.

(e) To the best of Borrower’s knowledge, Borrower owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, licenses and other intangible assets that are necessary to in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on Borrower’s business or operations, and such Intellectual Property, licenses and other intangible assets, to the best knowledge of Borrower, do not conflict with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(f) Except as noted on the Perfection Certificate or for which notice has been given to Bank pursuant to and in accordance with Section 5.11(c), Borrower is not a party to, nor is it bound by, any Restricted License.

4.3 [Intentionally Omitted].

4.4 Litigation. Other than as set forth in the Perfection Certificate or as disclosed to Bank pursuant to Section 5.3(k), there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries which would reasonably be expected to result in damages or costs, including settlement payments, to Borrower of more than, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) not covered by independent third party insurance as to which liability has been accepted by the carrier providing such insurance.

4.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.

4.6 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital

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after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able, when taken together, to pay their debts (including trade debts) as they mature.

4.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries have complied with all Applicable Law, and have not violated any Applicable Law, except where the non-compliance with which or violation of which could not reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws that could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

4.8 Subsidiaries; Investments. Borrower does not own any stock, unit, membership interest, partnership, or other ownership interest or other equity securities except for Permitted Investments.

4.9 Tax Returns and Payments; Pension Contributions.

(a) Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required tax returns and reports, and Borrower and each of its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries except (i) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed One Hundred Thousand Dollars ($100,000). Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could result in additional taxes becoming due and payable by Borrower or any of its Subsidiaries in excess of One Hundred Thousand Dollars ($100,000) in the aggregate.

(b) Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

4.10 Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such reports, certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

4.11 Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or

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receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Bank to violate any Sanctions.

4.12 Healthcare Permits. (a) Borrower and each of its Subsidiaries have obtained all Healthcare Permits and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the management and/or operation of their respective businesses; (b) each such Healthcare Permit is valid and in full force and effect, and Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such Healthcare Permits; and (c) neither Borrower nor any of its Subsidiaries has received notice from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of Borrower or any of its Subsidiaries, is any such action proposed or threatened in writing.

4.13 Compliance with Healthcare Laws.

(a) Borrower is in compliance with all applicable Healthcare Laws. Without limiting the generality of the foregoing, Borrower has not received written notice by a governmental authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no investigation, inspection, audit or other proceeding involving allegations of any violation is, to the knowledge of Borrower, threatened in writing or contemplated.

(b) To the knowledge of Borrower, Borrower is not in default or violation of any law which is applicable to Borrower or its respective assets or the conduct of its respective businesses and Borrower has not been debarred or excluded from participation under a state or federal health care program, including any state or federal workers compensation program.

(c) Borrower is not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental authority.

5. AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

5.1 Use of Proceeds. Cause the proceeds of the Credit Extensions to be used solely (a) as working capital, (b) to refinance all Obligations owing to Bank in connection with the Term Loan B Advances and Advances (as each term was defined in this Agreement prior to the Third Amendment Effective Date) outstanding on the Third Amendment Effective Date, or (c) to fund its general business purposes, and not for personal, family, household or agricultural purposes, and not in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption law.

5.2 Government Compliance.

(a) Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply with all Applicable Law, except where the non-compliance with which could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest to Bank. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

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(c) Cause the operations and property of Borrower, each of its Subsidiaries to comply with all applicable Healthcare Laws. Without limiting the foregoing, the operations and property of Borrower and each of its Subsidiaries shall comply with HIPAA in all material respects. Borrower established and maintains a corporate compliance program that (i) addresses the material Requirements of Law, including all applicable Healthcare Laws, of Governmental Authorities having jurisdiction over its business and operations, and (ii) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs. As of the Effective Date, Borrower has delivered to Bank an accurate and complete copy of each material report, study, survey or other document of which Borrower has knowledge that addresses or otherwise relates to the compliance by Borrower and each of its Subsidiaries, with applicable Healthcare Laws.

5.3 Financial Statements, Reports. Deliver to Bank by submitting to the Financial Statement Repository:

(a) Monthly Financial Statements. At all times after the Net Cash Trigger Event, as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement, covering Borrower’s and each of its Subsidiary’s operations for such month in a form reasonably acceptable to Bank, and, in each case, prepared in accordance with GAAP;

(b) Compliance Statement. Together with the statements set forth in Section 5.3(a) and Section 5.3(e) (as applicable), a duly completed Compliance Statement, confirming that as of the end of such month or quarter (as applicable), Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;

(c) Annual Operating Budget and Financial Projections. Within sixty (60) days after the end of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by quarter) for the then-current fiscal year of Borrower, and (ii) annual financial projections for the then-current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(d) Annual Audited Financial Statements. As soon as available, and in any event within two hundred seventy (270) days following the end of each fiscal year of Borrower, audited consolidated financial statements, prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification with respect to Borrower’s liquidity only resulting solely from an upcoming maturity of the Loans occurring within one year from the time such opinion is delivered) on the financial statements from a nationally recognized independent certified public accounting firm; (the “Annual Financial Statements”); provided however, for Borrower’s fiscal year 2025, Borrower shall instead, on or prior to the Third Amendment Effective Date, deliver to Bank company-prepared Annual Financial Statements for such fiscal year only and Bank shall waive the opinion required in connection therewith for such fiscal year only;

(e) Quarterly Financial Statements. At all times prior to Net Cash Trigger Event, as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such quarter certified by a Responsible Officer and consistent with those filed with the SEC (the “Quarterly Financial Statements”); provided however, the Quarterly Financial Statements for the fourth fiscal quarter of each fiscal year of Borrower shall be delivered to Bank within ninety (90) days after the end of each such fiscal quarter;

(f) Accounts Receivable Information. Together with the statement set forth in Section 5.3(b), (i) monthly (or quarterly as applicable) accounts receivable agings, aged by invoice date, (ii) monthly (or quarterly as applicable) accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly (or quarterly as applicable) reconciliations of accounts receivable agings (aged by invoice date), and general ledger;

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(g) Bank Account Statements. Together with the statement set forth in Section 5.3(b), a copy of Borrower’s account statement for the most recently ended calendar month (or quarter as applicable) for each bank account maintained outside of Bank;

(h) SEC Filings. Within five (5) days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address;

(i) Security Holder and Subordinated Debt Holder Reports. Within five (5) days of delivery, copies of all material statements, reports and notices made available to Borrower’s security holders (other than any option holders of Borrower) or to any holders of Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role);

(j) Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information which would change Borrower’s responses to the questions set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

(k) Legal Action Notice. Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Five Hundred Thousand Dollars ($500,000) or more;

(l) Tort Claim Notice. If Borrower shall acquire a commercial tort claim, which Borrower reasonably believes could result in a damage award with an expected value greater than One Hundred Thousand Dollars ($100,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;

(m) Government Filings. Within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Applicable Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the business of Borrower or any of its Subsidiaries;

(n) Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number;

(o) Default. Prompt written notice of the occurrence of a Default or Event of Default; and

(p) Other Information. Promptly, from time to time, such other information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank.

Any submission by Borrower of a Compliance Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement or other financial statement, the information and calculations set forth therein are true and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such

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Compliance Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

5.4 [Intentionally Omitted].

5.5 [Intentionally Omitted].

5.6 Taxes; Pensions.

(a) Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 4.9(a) hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

(b) To the extent Borrower or any of its Subsidiaries defers payment of any contested taxes, (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”

5.7 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable and documented out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any reasonable and documented out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

5.8 Insurance.

(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank.

(b) All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(c) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred

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and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(d) At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 5.8 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be canceled or altered in any material respect. If Borrower fails to obtain insurance as required under this Section 5.8 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.8, and take any action under the policies Bank deems prudent.

5.9 Accounts.

(a) Maintain cash and Cash Equivalent account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, depository accounts and securities accounts at or through Bank or Bank’s Affiliates (including cash held in off-balance sheet products) representing at least fifty percent (50.0%) of the Dollar Equivalent value of all cash and Cash Equivalent account balances of Borrower, such Subsidiary and such Guarantor at all financial institutions; provided, however, Borrower shall be permitted to maintain an aggregate account balance not to exceed the Permitted JPMorgan Account Balance with JPMorgan Chase Bank, N.A. in the Permitted JPMorgan Deposit Account for the purpose of cash securing the Permitted JPMorgan Letter of Credit during the JPMorgan Letter of Credit Transition Period.

In addition, (i) the Italian Subsidiary shall be permitted to maintain its deposit accounts in Italy, as disclosed in the Perfection Certificate delivered by Borrower to Bank on the Third Amendment Effective Date (the “Italian Accounts”), so long as the aggregate amount of cash contained in such accounts does not, at any time, exceed the Dollar Equivalent value of Ten Million Dollars ($10,000,000), (ii) the China-Based Subsidiaries may maintain deposit accounts in China that Borrower has notified Bank of in advance, in writing (the “Chinese Accounts”), so long as the aggregate Dollar Equivalent value of cash held in the Chinese Accounts does not, at any time, exceed Two Million Five Hundred Thousand Dollars ($2,500,000), (iii) the BVI Subsidiaries may maintain deposit accounts in the British Virgin Islands that Borrower has notified Bank of in advance, in writing (the “BVI Accounts”), so long as the aggregate Dollar Equivalent value of cash held in the BVI Accounts does not, at any time, exceed One Hundred Thousand Dollars ($100,000), and (iv) the Cayman Subsidiary may maintain deposit accounts in the Cayman Islands that Borrower has notified Bank of in advance, in writing (the “Cayman Accounts”), so long as the aggregate Dollar Equivalent value of cash held in the Cayman Accounts does not, at any time, exceed One Hundred Thousand Dollars ($100,000). Notwithstanding anything herein to the contrary, the BVI Subsidiaries and Cayman Subsidiary may hold cash in BVI Accounts and Cayman Accounts for not more than three (3) Business Days to passthrough Investments as permitted under clause (g) of the defined Permitted Investments from Borrower to the Italian Subsidiary or China-Based Subsidiaries.

(b) In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall use best faith efforts to obtain any business credit card, letter of credit and cash management services exclusively from Bank; provided, however, notwithstanding the foregoing, Borrower shall be permitted to maintain the Permitted JPMorgan Letter of Credit during the JPMorgan Letter of Credit Transition Period in accordance with the terms of this Agreement.

(c) In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control

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Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such; provided, however, that the funds on deposit in such deposit accounts will at no time exceed the actual payroll, payroll taxes, withholding taxes and other employee wage and benefit payments then owing for the immediately succeeding payroll period (or greater amount to the extent required by Applicable Law), (ii) the Permitted JPMorgan Deposit Account, (iii) the Italian Accounts, (iv) the Chinese Accounts, (v) the BVI Accounts, (vi) the Cayman Accounts, and (vii) accounts securing foreign letters of credit to the extent permitted in clause (m) of Permitted Indebtedness).

5.10 Financial Covenant. Maintain at all times an Adjusted Quick Ratio of at least 1.25 to 1.00, subject to periodic reporting, and tested as of the last day of each (a) month at all times after the Net Cash Trigger Event and (b) quarter at all times prior to the Net Cash Trigger Event.

5.11 Protection of Intellectual Property Rights.

(a) (i) Except as Borrower may determine in its reasonable business judgment, take all commercially reasonable action to protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property material to Borrower’s business, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Bank in writing of infringements or any other event of which Borrower becomes aware that could reasonably be expected to materially and adversely affect the value Borrower’s and each Subsidiary’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent, which consent is not to be unreasonably withheld, cautioned, or delayed, except for any such Intellectual property which Borrower, in its reasonable business judgment, decides to abandon, forfeit, or dedicate to the public.

(b) [Intentionally Omitted].

(c) Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.12 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank and unless an Event of Default has occurred and is continuing, solely during normal business hours, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

5.13 Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 5.3 of this Agreement).

5.14 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7 hereof, within ten (10) business Days (or such longer period as Bank may agree in its discretion) after the time that Borrower or any Guarantor forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall (a) cause such new Subsidiary (other than an Immaterial Foreign Subsidiary) to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder (as determined by Bank in its commercially reasonable discretion), together with documentation, all in form and substance satisfactory

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to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (other than an Immaterial Foreign Subsidiary)) to the extent such assets constitute Collateral, (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (other than an Immaterial Foreign Subsidiary), in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.14 shall be a Loan Document.

5.15 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower shall promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Five Hundred and Thousand Dollars ($500,000).

5.16 Further Assurances. Execute any further instruments and take such further action as Bank reasonably requests to effect the purposes of this Agreement, including, but not limited to, perfecting, protecting, and/or ensuring the priority of or continue Bank’s Lien on the Collateral or to effect the purposes of this Agreement.

5.17 Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming each such Person’s compliance with this Section 5.17. In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.

5.18 Post-Closing Conditions. Promptly following the conclusion of the JPMorgan Letter of Credit Transition Period, but in any event not later than ten (10) days thereafter, Borrower shall (i) close the Permitted JPMorgan Deposit Account, and (ii) deliver or transmit the entire balance of the JPMorgan Deposit Account to an account at Bank.

6. NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

6.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 6.2 of this Agreement; (e) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses, sublicenses or similar agreements for the use of the property, including Intellectual property, of Borrower or its Subsidiaries in the ordinary course of business and licenses for the use of Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business that could not result in a legal transfer of title of such licenses of Intellectual Property; (g) from Borrower to its Subsidiaries that constitute a Permitted Investment, (h) from any Subsidiary to Borrower; and (i) other Transfers not otherwise permitted in clauses (a) through (h) above involving tangible assets of Borrower (but specifically excluding any Transfers of Accounts, monthly recurring revenue, annual recurring revenue or any other recurring revenue of Borrower in any factoring, sale-leaseback, future receipts purchase agreement or other similar agreement) having a fair market value of not more than Five Hundred Thousand Dollars ($500,000) in the aggregate in any fiscal year so long as no Event of Default has occurred or would occur immediately following any such Transfer.

6.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such

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Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve (provided that a Subsidiary may liquidate or dissolve so long as the assets of such Subsidiary are transferred to Borrower prior to such liquidation or dissolution); (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from Borrower; (d) permit, allow or suffer to occur any Change in Control; or (e) without at least thirty (30) days prior written notice to Bank (or such shorter notice as Bank may agree in its discretion), (i) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Hundred Thousand Dollars ($500,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (ii) change its jurisdiction of organization, (iii) change its organizational structure or type; (iv) change its legal name; or (v) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Five Hundred Thousand Dollars ($500,000) of Borrower’s assets or property, then Borrower will cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank.

6.3 Mergers or Acquisitions. Except for Permitted Acquisitions, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

6.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.5 Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except (a) as is otherwise permitted in Section 6.1 hereof and the definition of “Permitted Liens” herein or (b) for customary restrictions on assignment, transfer, an encumbrances in license agreements under which Borrower or any Subsidiary is the licensee.

6.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 5.9(b).

6.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities; provided, that Borrower may (i) convert or exchange any of its convertible securities into or for other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in equity, (iii) make de minimis payments in lieu of fractional shares in an aggregate amount not to exceed Ten Thousand Dollars ($10,000), (iv) purchase capital stock in connection with the exercise of stock options, warrants or other equity awards by way of cashless exercise or in connection with the satisfaction of withholding tax obligations in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), (v) purchase fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations or in connection with exercises or conversions of options, warrants and other convertible securities in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), (vi) repurchase shares of common stock of Borrower from employees, officers, directors, consultants or other persons performing services for Borrower or any Subsidiary pursuant to agreements under which Borrower has the option to repurchase such shares at no greater than the original purchase price upon the occurrence

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of certain events, such as the termination of employment or service or pursuant to a right of first refusal authorized by a majority of the Board, so long as (A) an Event of Default does not exist at the time of any such repurchase or would not exist after giving effect to any such repurchase, and (B) the aggregate amount of all such repurchases does not exceed Five Hundred Thousand Dollars ($500,000) in any twelve (12) month period, and (vii) receive dividends and distributions by any Subsidiary; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

6.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; (b) transactions between Borrower and a Subsidiary that is permitted under Section 6.7, (c) reasonable and customary compensation arrangements and benefit plans for officers and other employees of Borrower approved by the Board, and (d) reasonable and customary fees paid to independent members of the Board in the ordinary course of business so long as the cash portion of all such fees does not to exceed Five Hundred Thousand Dollars ($500,000) in an aggregate in any fiscal year.

6.9 Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

6.10 Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

6.11 Subsidiary Assets. Permit the aggregate value of assets held at (a) Italian Subsidiary to exceed Fifteen Million Dollars ($15,000,000) at any time, and (b) the China-Based Subsidiaries to exceed Ten Million Dollars ($10,000,000) at any time.

7. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

7.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Section 5 (other than Sections 5.2 (Government Compliance), 5.12 (Litigation Cooperation), 5.15 (Inventory; Returns) and 5.16 (Further Assurances)) or violates any covenant in Section 6; or

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(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;

7.3 Material Adverse Change. A Material Adverse Change occurs;

7.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any Subsidiary, or (ii) a notice of lien or levy is filed against any of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business;

7.5 Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed);

7.6 Other Agreements. There is, under any agreement to which Borrower, any of Borrower’s Subsidiaries, or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Five Hundred Thousand Dollars ($500,000); or (b) any breach or default by Borrower, any of Borrower’s Subsidiaries, or Guarantor, the result of which would reasonably be expected to have a material adverse effect on Borrower’s, any of Borrower’s Subsidiaries’, or any Guarantor’s business or operations;

7.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, or litigation or other dispute resolution settlement payments by Borrower or any of its Subsidiaries, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the acceptance, entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged, prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

7.8 Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

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7.9 Subordinated Debt. If: (a) any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, or any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;

7.10 Lien Priority. There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral;

7.11 Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.12 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e)(i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or

7.12 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in a materially adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) materially and adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to materially and adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

7.13 Delisting. Borrower’s common stock are delisted from the NASDAQ Stock Exchange because of Borrower’s failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on such exchange or market.

8. BANK’S RIGHTS AND REMEDIES

8.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred fifteen percent (115.0%) of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its

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exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach);

(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default and solely to the extent necessary to exercise its rights in Collateral, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).

8.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in-fact, (a) exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits; and (vii) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, to (i) notify all Account Debtors to pay Bank directly; and (ii) sign Borrower’s name on any documents solely to the extent necessary to perfect or continue the perfection of Bank’s security interest in the Collateral. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity obligations) have been satisfied in full, Bank is under no further obligation to make Credit Extensions and

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the Loan Documents have been terminated. Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies.

8.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.8 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

8.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

8.5 Bank’s Liability for Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

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If to Borrower: Alamar Biosciences, Inc.

47071 Bayside Parkway

Fremont, CA 94538

Attn: Justin McAnear, Chief Financial Officer

Email: [***]

If to Bank: Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company

222 2nd Street, Floors 17-20

San Francisco, CA 94105

Attn: Matt Perry, Managing Director

Email: [***]

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attn: Laurie Hutchins, Partner

Email: [***]

10. CHOICE OF LAW, VENUE and JURY TRIAL WAIVER; JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the

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course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations.

11. GENERAL PROVISIONS

11.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.3 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.

11.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Bank shall not assign its interests in the Loan Documents to any Person who, in the reasonable estimation of Bank, is (a) a direct competitor of Borrower or (b) a vulture fund or distressed debt fund.

11.3 Indemnification; Damage Waiver, etc.

(a) General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, Borrower’s equity holders, affiliates, creditors or any other person, and regardless of whether any Indemnified Person is a party thereto; provided that, such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related

25

expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 11.3 shall be payable promptly after demand therefor.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

11.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

11.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.6 Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation under this Agreement or any other Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto; provided that a Loan Document may otherwise be amended in accordance with its terms. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

11.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

11.8 Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”), provided such Bank Entities are bound by confidentiality obligations substantially similar to those set forth in this Section 11.8; (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, any such prospective transferee, assignee, credit provider, purchaser or their Representatives shall have entered into an agreement containing provisions substantially similar to those set forth in this Section 11.8); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required or requested in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from or on behalf of Borrower or any Subsidiary regarding Borrower or any Subsidiary or its or their business, in each case other than information that is either: (i) in the public domain or

26

in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) rightfully disclosed to Bank by a third party without restriction, if Bank does not know that the third party is prohibited from disclosing the information.

11.9 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”), if applicable, or the keeping of records in electronic form, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Cayman Islands Electronic Signature Law; provided, however, sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Agreement or the execution or delivery thereof.

11.10 Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.11 Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.

11.12 Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.13 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

11.14 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.15 Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.

11.16 Online Banking Platform. If Borrower uses Bank’s online banking platform in connection with this Agreement, Borrower agrees to be bound by and comply with the applicable online banking terms and conditions and related online banking documents as in effect from time to time. The online banking terms and conditions may be provided as hyperlinks or “click-through” agreements on the website, which may be updated from time to time. Continued use of Bank’s online banking platform shall constitute Borrower’s acceptance of the applicable terms and

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conditions. Borrower is solely responsible for any of Borrower’s employees’ or agents’ compliance with the online banking terms and conditions and shall ensure that (a) all persons utilizing Bank’s online banking platform in connection with this Agreement, including the Administrator and other users added by them, have all relevant authority to perform the specified roles and functions on Borrower’s behalf, and (b) any use of Bank’s online banking platform in connection with this Agreement complies with the terms of this Agreement. Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator and are otherwise in accordance with the terms of this Agreement.

11.17 Rollover of Credit Extensions.

(a) On the Third Amendment Effective Date, “Advances” and “Term Loan B Advances” (in each case, as defined in this Agreement and in existence immediately prior to the Third Amendment Effective Date) shall be reallocated and re-designated as Advances in an equivalent amount on a cashless basis.

(b) The reallocation and re-designation of “Advances” and “Term Loan B Advances” (in each case, as defined in this Agreement and in existence immediately prior to the Third Amendment Effective Date) into Advances pursuant to this Section 11.19 shall be without prejudice to any interest, fees or other amounts due, owing, accrued or payable to Bank on or prior to the Third Amendment Effective Date, or any rights or remedies of Bank, which shall continue in full force and effect notwithstanding the occurrence of the Third Amendment Effective Date and the transactions contemplated by this Agreement.

(c) Borrower confirms and acknowledges that any “Advances” and “Term Loan Advances” (in each case, as defined in this Agreement and in existence immediately prior to the Third Amendment Effective Date) that are reallocated and re-designated as Advances pursuant to this Section 11.19 shall be deemed to be amounts outstanding under the Revolving Line, and Bank is hereby instructed to record such reallocation and re-designation accordingly.

12. accounting terms and other DEFINITIONS

12.1 Accounting and Other Terms.

(a) Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Provided, further, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations and covenants for purposes of this Agreement (other than for purposes of the delivery of financial statements prepared in accordance with GAAP) whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.

(b) As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness,

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to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer (but, with respect to Intellectual Property that Borrower owns or purports to own, without having conducted any special investigation or patent or trademark search).

12.2 Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Adjusted Quick Ratio” is, as of any date of determination, the ratio of (a) Quick Assets to (b) Current Liabilities.

“Administrator” is an individual that is named:

(a) as an “Administrator” or similar role in the online banking enrollment form or related documents completed by Borrower with the authority to determine who will be authorized to use Bank’s online banking platform on behalf of Borrower in connection with this Agreement; and

(b) as an Authorized Signer of Borrower in an approval by the Board.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators, including the Corporate Transparency Act.

“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Availability Amount” is the difference of (a) the Revolving Line minus (b) the sum of (i) all outstanding principal amounts of any Advances, (ii) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and (iii) all amounts used for Cash Management Services.

“Bank” is defined in the preamble hereof.

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“Bank Entities” is defined in Section 11.8.

“Bank Expenses” are all audit fees, costs and reasonable and documented expenses (including reasonable and documented, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto to the extent Borrower has agreed to be bound (each, a “Bank Services Agreement”) and shall include, without limitation, any Letters of Credit pursuant to Section 1.2, and Cash Management Services pursuant to Section 1.4.

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board” is Borrower’s board of directors or equivalent governing body.

“Borrower” is set forth in the first paragraph of this Agreement.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close.

“BVI Accounts” is defined in Section 5.9(a).

“BVI Subsidiary” and “BVI Subsidiaries” means, individually or collectively, as applicable, a wholly owned Subsidiary of Borrower incorporated, formed or otherwise organized under the laws of the British Virgin Islands.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Cash Management Services” is defined in Section 1.4.

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“Cayman Accounts” is defined in Section 5.9(a).

“Cayman Islands Electronic Signature Law” is defined in Section 11.9.

“Cayman Subsidiary” means Alamar Biosciences Cayman Limited, a wholly owned Subsidiary of Borrower formed under the laws of the Cayman Islands.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) [reserved]; or (d) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens (except Permitted Liens).

“Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“China-Based Subsidiary” and “China-Based Subsidiaries” means, individually or collectively, as applicable, a wholly owned Subsidiary of Borrower incorporated, formed or otherwise organized under the laws of China or Hong Kong.

“Chinese Accounts” is defined in Section 5.9(a).

“Claims” is defined in Section 11.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:

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(a) (i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

(b) Notwithstanding the foregoing, the Collateral does not include any (i) Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property, (ii) any interest of Borrower as a lessee or sublessee under a real property lease, or (iii) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Statement” is that certain statement in the form attached hereto as Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Fee” is defined in Section 1.9(b).

“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

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“Credit Extension” is any Advance, Overadvance, Letter of Credit, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 1.8(c).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account established by Borrower with Bank for purposes of receiving Credit Extensions.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” is a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia other than (a) any Subsidiary all or substantially all of whose assets consist of equity securities of (or debt obligations owed or treated as owed by such) controlled foreign corporations (as defined in Section 957 of the IRC) and (b) any Subsidiary that is a direct or indirect Subsidiary of a Subsidiary that is a controlled foreign corporation (as defined in Section 957 of the IRC).

“Effective Date” is set forth on Schedule I hereto.

“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 7.

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“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension or the Revolving Line pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or the Revolving Line or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.12, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable to Bank’s failure to comply with Section 1.12(e), and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“Financial Statement Repository” is Bank’s e-mail address specified in Section 9 or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.

“Foreign Currency” is the lawful money of a country other than the United States.

“Foreign Subsidiary” is any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency at a set price or on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Good Faith Deposit” is defined in Section 1.9(c).

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including, without limitation, Healthcare Permits.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive,

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legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Healthcare Laws” means all applicable laws relating to the operation or management of hospitalist practices, the provision of hospitalist services, proper billing and collection practices relating to the payment for healthcare services, insurance law (including law related to payment for “no-fault” claims) and workers compensation law as they relate to the provision of, and billing and payment for, healthcare services, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of rehabilitative care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7); (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009; (c) the Medicare Regulations and the Medicaid Program (Title XIX of the Social Security Act); (d) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (e) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued; (f) any laws, regulations or administrative guidance with respect to fee splitting by healthcare professionals and the corporate practice of medicine in any jurisdiction in which any Borrower or any Guarantor operates; and (g) any and all comparable state or local laws and other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (g) as may be amended from time to time and the regulations promulgated pursuant to each such law.

“Healthcare Permit” means, with respect to any Person, a permit issued or required under Healthcare Laws applicable to the business of Borrower or any Guarantor, or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of Borrower or any Guarantor.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary which (a) is not a Material Foreign Subsidiary and (b) together with all other Foreign Subsidiaries does not (i) hold assets valued at greater than twenty percent (20%) of the consolidated assets of Borrower and its Subsidiaries or (ii) generate revenue greater than twenty percent (20%) of the consolidated revenue of Borrower and its Subsidiaries.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds, letters of credit and credit cards, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations, and (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit.

“Indemnified Person” is defined in Section 11.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” is defined in Section 11.8.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions,

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extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.

“Italian Accounts” is defined in Section 5.9(a).

“Italian Subsidiary” means Alamar Europe, Srl, a wholly owned Subsidiary of Borrower formed under the laws of Italy.

“Key Person” is Borrower’s Chief Financial Officer, who is Justin McAnear as of the Third Amendment Effective Date, and Borrower’s President, who is Timothy White, as of the Third Amendment Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement on the part of Bank as set forth in Section 1.2.

“Letter of Credit Application” is defined in Section 1.2(c).

“Letter of Credit Fee” is a fee equal to one percent (1.00%) per annum of the Dollar Equivalent of the face amount of each Letter of Credit issued according to Section 1.2.

“Letter of Credit Reserve” is defined in Section 1.2(f).

“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

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“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Warrant, any Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Material Foreign Subsidiary” means any Foreign Subsidiary which (a) holds assets valued at greater than ten percent (10%) of the consolidated assets of Borrower and its Subsidiaries, (b) generates revenue greater than ten percent (10%) of the consolidated revenue of Borrower and its Subsidiaries, or (c) owns intellectual property with any material value.

“Net Cash Trigger Event” means the date on which (a) the difference of (i) the aggregate amount of Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank and Liens permitted under clause (p) of the defined term “Permitted Liens”) cash and Cash Equivalents minus (ii) the sum of all obligations and liabilities of Borrower to Bank, becomes less than (b) Seventy Five Million Dollars ($75,000,000).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Contingent Fee, Unused Revolving Line Facility Fee, any Uncommitted Accordion Commitment Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overadvance” is defined in Section 1.7.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit B.

37

“Payment Date” is set forth on Schedule I hereto.

“Perfection Certificate” is the Perfection Certificate delivered by Borrower in connection with this Agreement.

“Permitted Acquisition” or “Permitted Acquisitions” means a transaction whereby Borrower acquires, or permits any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, which satisfies each of the following conditions:

(a) the party or parties being acquired is in the same or a substantially similar line of business as Borrower or is supportive of Borrower’s line of business as of the Effective Date;

(b) [reserved];

(c) no Event of Default has occurred and is continuing or would exist after giving effect to the transaction and Bank has received satisfactory evidence that Borrower is in compliance with all terms and conditions of this Agreement (and that it will be in compliance after giving effect to the transaction);

(d) the acquisition is approved by the board of directors (or equivalent control group) of all parties to the transaction;

(e) the total aggregate consideration to be paid by Borrower and its Subsidiaries (excluding, the value of Borrower’s or its Subsidiaries’ stock issued by Borrower or its Subsidiaries, but including any earn-out obligations, and any other property used in satisfaction of the purchase price) in connection therewith in all of the contemplated transactions during the term of this Agreement does not exceed Twenty-Five Million Dollars ($25,000,000);

(f) Borrower provides Bank (i) written notice of the transaction at least thirty (30) days before the closing of the transaction, and (ii) copies of the acquisition agreement and other material documents relative to the contemplated transaction and such other financial information, financial analysis, documentation or other information relating to such transaction as Bank shall reasonably request at least thirty (30) days before the closing of the transaction;

(g) Borrower provides Bank, at least five (5) Business Days before the closing of the contemplated transaction, financial statements and a written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (after giving effect to such transaction) Borrower is projected to be in compliance with each of the financial covenants in Section 5.10 for the one (1) year period ending after the proposed date of consummation of such contemplated transaction or such lesser time as remains until the Revolving Line Maturity Date;

(h) Borrower is a surviving legal entity after completion of the contemplated transaction to the extent of any merger transaction with Borrower;

(i) the contemplated transaction is consensual and non-hostile;

(j) no Indebtedness will be incurred, assumed, or would exist with respect to Borrower or its Subsidiaries as a result of the contemplated transaction, other than Permitted Indebtedness, and no Liens will be incurred, assumed, or would exist with respect to the assets of Borrower or its Subsidiaries as a result of the contemplated transaction, other than Permitted Liens;

(k) the acquisition and the company being acquired is accretive in all respects;

(l) any Person whose capital stock is acquired or any Subsidiary that acquires assets in such contemplated transaction shall, within thirty (30) days of the consummation of the transaction, become a co-borrower or guarantor (as determined by Bank in its sole discretion) hereunder and shall grant a first priority Lien in all of its

38

assets to Bank, all on documentation reasonably acceptable to Bank in its sole discretion to the extent required pursuant to Section 5.14; and

(m) Borrower shall have delivered to the Bank, at least five (5) Business Days prior to the date on which any such acquisition is to be consummated (or such later date as is agreed by Bank in its sole discretion), a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Bank, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g) from the Effective Date through and until the date that is ninety (90) days after the Third Amendment Effective Date (the “JPMorgan Letter of Credit Transition Period”), Indebtedness in an aggregate amount not to exceed Five Million Dollars ($5,000,000) at any time owing from Borrower to JPMorgan Chase Bank, N.A. in connection with that certain letter of credit issued by JPMorgan Chase Bank, N.A. at the request of Borrower (the “Permitted JPMorgan Letter of Credit”);

(h) (i) unsecured Indebtedness incurred in connection with credit cards in connection with Borrower’s Ramp program in an aggregate principal amount of up to Two Million Dollars ($2,000,000) and (ii) secured Indebtedness incurred in connection with foreign credit cards with Pleo in an aggregate principal amount of up to Five Hundred Thousand ($500,000);

(i) other unsecured Indebtedness in an aggregate principal amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(j) to the extent constituting Indebtedness, Permitted Investments;

(k) Indebtedness in the form of purchase price adjustments, earn-outs, approval milestones, sales milestones, royalties on future sales, deferred compensation, or other arrangements representing acquisition consideration or deferred payments of similar nature incurred in connection with any Permitted Acquisition;

(l) Indemnification obligations in connection with Permitted Acquisitions; and

(m) Indebtedness incurred in connection with foreign letters of credit in an aggregate principal amount not to exceed One Million Dollars ($1,000,000); and

(n) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under clauses (a) through (m) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

39

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b) Investments consisting of Cash Equivalents and Investments pursuant any investment policy of Borrower which has been approved by the Board and Bank in its commercially reasonable discretion;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(d) Investments consisting of deposit accounts (but only to the extent that Borrower is permitted to maintain such accounts pursuant to Section 5.9 of this Agreement) in which Bank has a first priority perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 6.1;

(f) Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 6.3 of this Agreement, which is otherwise a Permitted Investment;

(g) Investments by Borrower in (i) Italian Subsidiary in an amount necessary to fund the operating expenses incurred by Italian Subsidiary in the ordinary course of business; provided, however, the aggregate amount of such Investments under this sub-clause (g)(i) shall not exceed Two Million Dollars ($2,000,000), (ii) any China-Based Subsidiary in an amount necessary to fund the operating expenses incurred by any China-Based Subsidiary in the ordinary course of business during any three (3) consecutive month period; provided, that the aggregate amount of such Investments for all China-Based Subsidiaries in the aggregate under this sub-clause (g)(ii) shall not exceed Five Million Dollars ($5,000,000) in any calendar year, (iii) in Subsidiaries (that are not Borrower, Italian Subsidiary, nor a China-Based Subsidiary) for the ordinary and necessary current operating expenses of such Subsidiaries in an aggregate amount not to exceed One Million Dollars ($1,000,000) in any fiscal year;

(h) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;

(i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that, this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary;

(k) other Investments not otherwise permitted hereunder in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate per year; and

(l) Permitted Acquisitions.

“Permitted JPMorgan Account Balance” is not more than one hundred percent (100.0%) of the outstanding amount available to be drawn under the Permitted Letters of Credit.

“Permitted JPMorgan Deposit Account” is that certain deposit account maintained by Borrower with JPMorgan Chase Bank, N.A. with the account number [***].

“Permitted JPMorgan Letter of Credit” is defined in clause (g) of the defined term Permitted Indebtedness.

40

“Permitted Liens” are:

(a) Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(e) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(g) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and licenses for the use of Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business that could not result in a legal transfer of title of such licenses of Intellectual Property;

(h) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 7.4 and 7.7;

(i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(j) during the JPMorgan Letter of Credit Transition Period, Liens in favor of JPMorgan Chase Bank, N.A. on cash in an amount not to exceed the Permitted JPMorgan Account Balance deposited in the Permitted JPMorgan Deposit Account in accordance with Section 5.9(a) and securing the Permitted JPMorgan Letter of Credit;

(k) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(l) Liens in the form of deposits securing foreign letters of credit permitted under clause (m) of the definition of Permitted Indebtedness;

(m) Liens incurred or deposits made to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bond, performance bonds and other

41

obligations of a like nature incurred in the ordinary course of business in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);

(n) escrow deposits in connection with Permitted Acquisitions;

(o) Liens to secured foreign credit cards permitted under clause (h) of “Permitted Indebtedness”;

(p) customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that such account is permitted to be maintained pursuant to Section 5.9 of this Agreement; and

(q) other Liens securing obligations in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is set forth on Schedule I hereto.

“Prime Rate Margin” is set forth on Schedule I hereto.

“Protected Person” is defined in Section 11.3.

“Quick Assets” is, on any date, the sum of (a) Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank and Liens permitted under clause (p) of the defined term “Permitted Liens”) cash and Cash Equivalents plus (b) Borrower’s net billed accounts receivable (determined according to GAAP).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Representatives” is defined in Section11.8.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral.

“Revolving Line” is set forth on Schedule I hereto.

“Revolving Line Maturity Date” is set forth on Schedule I hereto.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.

42

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Second Amendment Effective Date” is September 19, 2025.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment Effective Date” is August 6, 2026.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

“Transfer” is defined in Section 6.1.

“Uncommitted Accordion” is defined in Section 1.1(a) of this Agreement.

“Unused Revolving Line Facility Fee” is defined in Section 1.9(d).

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

“Warrant” is, collectively, (a) that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and Bank, and (b) that certain Warrant to Purchase Stock dated as of the Second Amendment Effective Date between Borrower and Bank, together with (c) any other warrant to purchase stock issued by Borrower in favor of Bank theretofore or thereafter, in each case, as amended, modified, supplemented and/or restated from time to time.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ALAMAR BIOSCIENCES, INC.

By: _______________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BANK:

FIRST-CITIZENS BANK & TRUST COMPANY

By: _______________________________________

Name:

Title:

[Signature Page to Loan and Security Agreement]

SCHEDULE I

LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) – Revolving Line – Availability	Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
1.2(a) – Letter of Credit Sublimit

The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Ten Million Dollars ($10,000,000) minus the sum of all amounts used for Cash Management Services.

1.4 – Cash Management Services Sublimit

The aggregate amount used for Cash Management Services at any one time may not exceed Ten Million Dollars ($10,000,000) minus the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).

1.8(a)(i) – Interest Payments – Advances	Interest on the principal amount of each Advance is payable in arrears monthly (a) on each Payment Date, (b) on the date of any prepayment and (c) on the Revolving Line Maturity Date.
1.8(a)(i)– Interest Rate – Advances

The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (a) six percent (6.00%) and (b) the Prime Rate minus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.8(a).

1.8(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.
1.9(a) – Revolving Line Commitment Fee	A fully earned, non-refundable commitment fee of Seventy Five Thousand Dollars ($75,000) on the Third Amendment Effective Date.
12.2 – “Effective Date”	“Effective Date” is July 11, 2024.
12.2 – “Payment Date”	“Payment Date” is the last calendar day of each month.
12.2 – “Prime Rate”

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of North Carolina (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

I-1

LSA Section	LSA Provision
12.2 – “Prime Rate Margin”	“Prime Rate Margin” is one half of one percent (0.50%).
12.2– “Revolving Line”

“Revolving Line” is an aggregate principal amount equal to Sixty Million Dollars ($60,000,000); provided, however, Bank may, in its sole and absolute discretion, grant any request by Borrower to make the Uncommitted Accordion available to Borrower and thereby increase the aggregate principal amount available to Borrower under the Revolving Line up to One Hundred Million Dollars ($100,000,000) in Ten Million Dollars ($10,000,000) increments.

12.2 – “Revolving Line Maturity Date”	“Revolving Line Maturity Date” is July 1, 2029.

I-2

EXHIBIT A

COMPLIANCE STATEMENT

TO: Silicon Valley Bank, a division of FIRST-CITIZENS BANK & TRUST COMPANY

FROM: ALAMAR BIOSCIENCES, INC.

Date:

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies
Monthly Financial Statements	At all times after the occurrence of the Net Cash Trigger Event, monthly within 30 days	☐ Yes ☐ No
Quarterly Financial Statements	At all times prior to the occurrence of the Net Cash Trigger Event, quarterly within 45 days*	☐ Yes ☐ No
Compliance Statements	Together with each monthly financial statement and each quarterly financial statement	☐ Yes ☐ No
Annual Financial Statements (CPA Audited)	Annually within 270 days**	☐ Yes ☐ No
A/R & A/P Agings	Together with each Compliance Statement	☐ Yes ☐ No
Bank Account Statements (for accounts outside of Bank)	Together with each Compliance Statement	☐ Yes ☐ No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	☐ Yes ☐ No
Board approved projections	FYE within 60 days and as amended/updated	☐ Yes ☐ No

*The Quarterly Financial Statements for Borrower’s Q4 shall be delivered within 90 days

**Provided however, for Borrower’s fiscal year 2025, Borrower shall instead, on or prior to the Third Amendment Effective Date, deliver to Bank company-prepared Annual Financial Statements for such fiscal year only and Bank shall waive the opinion required in connection therewith for such fiscal year only.

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Minimum Adjusted Quick Ratio	≥ 1.25:1.00	_____:1.00	☐ Yes ☐ No ☐ N/A

Net Cash Trigger Event	Threshold	Actual	Occurred?

Maintain as indicated:
Borrower cash minus obligations to Bank	Less than $75,000,000	$____________	☐ Yes ☐ No

A-1

Banking Matters
			Measuring Period End Balance	Control Agreement
A.

Amount of cash and Cash Equivalents maintained by Borrower and its Subsidiaries and Guarantors in all accounts with Bank and Bank’s Affiliates* at the end of such measuring period.

* Include any amounts held in securities accounts through:

$_______________ (A. Total)
	SVB Asset Management (SAM)	Account Number
		_______________	$_______________	☐ Yes ☐ No
		_______________	$_______________	☐ Yes ☐ No
B.

Amount of cash and Cash Equivalents maintained by Borrower and its Subsidiaries and Guarantors in accounts with a financial institution other than Bank and Bank’s Affiliates at the end of such measuring period.

Complete a line below for each financial institution and/or account:

$_______________ (B. Total)
	Financial Institution	Account Number
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
C.	Total cash and Cash Equivalents of Borrower and its Subsidiaries and Guarantors (Line A plus the aggregate of Line B)		$_______________
D.	Percentage maintained with Bank and Bank’s Affiliates (Line A divided by Line C - expressed as a percentage)		_______%
E.

Has Borrower maintained compliance with Section 5.9(a) of the Agreement (which requires that at least fifty percent (50.0%) of the total aggregate balance, including cash, of Borrower’s accounts at all institutions wherever located)?

☐ Yes ☐ No

The following financial covenant and Net Cash Trigger Event analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

------------------------------------------------------------------------------------------------------------------------------------------

A-2

Schedule 1 to Compliance Statement

Financial Covenant of Borrower and Net Cash Trigger Event Calculation

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

I. Minimum Adjusted Quick Ratio (Section 5.10)

Required: Maintain at all times an Adjusted Quick Ratio of at least 1.25 to 1.00, subject to periodic reporting, and tested as of the last day of each (a) month at all times after the Net Cash Trigger Event and (b) quarter at all times prior to the Net Cash Trigger Event.

Actual:

A.	Aggregate value of the unrestricted and unencumbered (other than Liens in favor of Bank and Liens under clause (p) of the defined term “Permitted Liens”) cash and Cash Equivalents of Borrower	$
B.	Aggregate value of the net billed accounts receivable of Borrower	$
C.	Quick Assets (the sum of line A plus line B)	$
D.	Aggregate value of Obligations to Bank	$
E.	Without duplication of line D, the aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year	$
F.	Current Liabilities (the sum of line D plus line E)	$
G.	Adjusted Quick Ratio (line C divided by line F)

Is line G greater than or equal to 1.25:1:00?

No, not in compliance

Yes, in compliance

N/A this measuring period because Net Cash Trigger Event has not occurred (see below)

II. Net Cash Trigger Event

Threshold: Less than $75,000,000.

Actual:

A.	Line I.A minus line I.D	$

Is line A less than $75,000,000 or has been less than $75,000,000 at any time prior to the completion of this statement?

No, the Net Cash Trigger Event has not occurred

Yes, the Net Cash Trigger Event has occurred

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Pacific Time

fax to: ________________________ Date: _____________________

Loan Payment:

ALAMAR BIOSCIENCES, INC.

From Account #______________________________ To Account ________________________________

(Deposit Account #) (Loan Account #)

Principal $__________________________________ and/or Interest $_____________________________

Authorized Signature:  Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #______________________ To Account #__________________________________________

(Loan Account #) (Deposit Account #)

Amount of Advance $ ______________________ (complete if requesting from Revolving Line)

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date:

Authorized Signature:  Phone Number:

Print Name/Title:

outgoing wire request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: ____________________________ Amount of Wire: $

Beneficiary Bank: _____________________________ Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:  Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:  Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:  2nd Signature (if required):

Print Name/Title:  Print Name/Title:

Telephone #:  Telephone #:

EXHIBIT B

[Attached]

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of the Effective Date between Silicon Valley Bank, a division of FIRST-CITIZENS BANK & TRUST COMPANY (“Bank”), and ALAMAR BIOSCIENCES, INC., a Delaware corporation (“Borrower”). The parties agree as follows:

1. LOAN AND TERMS OF PAYMENT

1.1 Revolving Line.

(a) Availability. Subject to the terms and conditions of this Agreement, ~~and to deduction of Reserves, following completion of the Initial Audit,~~ Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be prepaid or repaid as set forth on Schedule I hereto.

~~(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the outstanding principal amount of all Advances, the accrued and unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable.~~

~~1.2 [Intentionally Omitted].~~

~~1.3 [Intentionally Omitted].~~

~~1.4 [Intentionally Omitted].~~

~~1.5 Term Loan B Advances.~~

~~(a) Availability. Subject to the terms and conditions of this Agreement, Bank agrees to make term loan advances to Borrower in two tranches: “Tranche 1” and “Tranche 2”. Subject to the terms and conditions of this Agreement, on or about the Second Amendment Effective Date, Borrower shall make one (1) term loan advance to Borrower, in an original principal amount equal to Ten Million Dollars ($10,000,000) (the “Initial Tranche 1 Term Loan B Advance”), the proceeds of which shall be used to refinance all Obligations owing to Bank in connection with the Term Loan Advances (as defined in this Agreement prior to the Second Amendment Effective Date) outstanding on the Second Amendment Effective Date. Thereafter, subject to the terms and conditions of this Agreement, during the Tranche 1 Draw Period, Borrower may request up to five (5) term loan advances under Tranche 1 in an aggregate original principal amount not to exceed Twenty-Five Million Dollars ($25,000,000) (each a “Subsequent Tranche 1 Term Loan B Advance” and collectively, the “Subsequent Tranche 1 Term Loan B Advances” and together with the Initial Tranche 1 Term Loan B Advances, each such advance is referred to herein as a “Tranche 1 Term Loan B Advance” and, collectively, as the “Tranche 1 Term Loan B Advances”). The aggregate principal amount of the Tranche 1 Term Loan B Advances made by Bank to Borrower shall not, at any time, exceed Thirty-Five Million Dollars ($35,000,000). In addition, subject to the terms and conditions of this Agreement, during the Tranche 2 Draw Period, Borrower may request up to three (3) term loan advances under Tranche 2 in an aggregate original principal amount not to exceed Fifteen Million Dollars ($15,000,000) (each a “Tranche 2 Term Loan B Advance” and collectively, the “Tranche 2 Term Loan B Advances” and together with the Tranche 1 Term Loan B Advances, each such advance is referred to herein as a “Term Loan B Advance” and, collectively, as the “Term Loan B Advances”). Borrower may request Term Loan B Advances as set forth on Schedule I hereto. The aggregate principal amount of the Term Loan B Advances made by Bank to Borrower shall not, at any time, exceed the Term Loan B Availability Amount. After repayment, no Term Loan B Advance (or any portion thereof) may be reborrowed.~~

Additionally, at any time on or prior to ~~June 30, 2028~~the Revolving Line Maturity Date, Borrower may request that Bank ~~make one (1) additional term loan advance available to Borrower in an~~increase the original principal amount ~~equal to Fifteen~~available to be borrowed under the Revolving Line in minimum increments of Ten Million Dollars ($~~15,000,000~~10,000,000) and in an aggregate amount not to exceed Forty Million Dollars ($40,000,000) (the “Uncommitted Accordion”). Bank, in its sole and absolute discretion, may grant or deny any such request from Borrower ~~for a term loan advance under~~to add any portion of the Uncommitted Accordion to the Revolving Line. If, and only if, Bank, in its sole discretion, agrees to ~~provide an additional term loan advance to~~grant any such request from Borrower ~~under~~to add any portion of the Uncommitted Accordion~~,~~ to the Revolving Line, any such ~~term loan~~ advance made thereunder shall each be considered ~~a~~an “~~Term Loan B~~ Advance” hereunder and added to the definition thereof; provided that, the terms of the making of any advance under the Uncommitted Accordion shall be outlined in an amendment to this Agreement to be entered into by the parties hereto.

(b) Termination; Repayment. ~~Borrower shall repay each Term Loan B Advance as set forth in Schedule I hereto. All~~ The Revolving Line terminates on the Revolving Line Maturity Date, when the outstanding principal ~~and~~amount of all Advances, the accrued and unpaid interest ~~under each Term Loan B Advance~~thereon, and all other outstanding Obligations ~~with respect to such Term Loan B Advance, including the Final Payment, are~~ relating to the Revolving Line shall be immediately due and payable ~~in full on the Term Loan B Maturity Date~~.

~~(c) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan B Advances, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan B Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan B Advances, (B) the Prepayment Fee, (C) the Final Payment, and (D) all other sums, if any, that shall have become due and payable with respect to the Term Loan B Advances, including interest at the Default Rate with respect to any past due amounts.~~

1.2 Letters of Credit Sublimit.

(a) As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed the difference of the Revolving Line, minus the sum of (i) all outstanding principal amounts of any Advances, and (ii) all amounts used for Cash Management Services. In addition, the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not at any time exceed the amount set forth on Schedule I hereto. Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with Letters of Credit will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

(b) If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred and five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred and fifteen percent (115.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.

(c) All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower shall execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower shall be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and issued for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account. Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(d) ~~Mandatory Prepayment Upon an Acceleration. If the Term Loan B Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan B Advances, (ii) the Prepayment Fee, (iii) the Final Payment, and (iv) all other sums, if any, that shall have become due and payable with respect to the Term Loan B Advances, including interest at the Default Rate with respect to any past due amounts.~~The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(e) Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(f) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion) of the Dollar Equivalent of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

1.3 [Intentionally Omitted].

1.4 Cash Management Services Sublimit. As part of the Revolving Line, Bank shall permit Borrower to use Bank’s cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”). The aggregate amount used for Cash Management Services at any one time may not exceed the difference of the Revolving Line, minus the sum of (a) all outstanding principal amounts of any Advances, and (b) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve). In addition, the aggregate amount used for Cash Management Services may not at any time exceed the amount set forth on Schedule I hereto. Any amounts needed to fully reimburse Bank for any amounts not paid by Borrower in connection with Cash Management Services will be treated as Advances under the Revolving Line and will accrue interest at the interest rate applicable to Advances.

1.5 [Intentionally Omitted].

1.6 [Intentionally Omitted].

1.7 Overadvances. If, at any time, (a) the sum of (i) the aggregate outstanding principal amount of any Advances, ~~exceeds the lesser of (a) the Revolving Line or (b) the Borrowing Base~~plus (ii) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (iii) all amounts used for Cash Management Services exceeds (b) the Revolving Line, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower shall pay Bank interest on the outstanding amount of any Overadvance, on demand, at a rate per annum equal to the rate that is otherwise applicable to Advances plus ~~five~~three percent (~~5.0~~3.0%).

1.8 Payment of Interest on the Credit Extensions.

(a) Interest Payments.

(i) Advances. Interest on the principal amount of each Advance is payable as set forth on Schedule I hereto.

~~(ii) Term Loan B Advances. Interest on the principal amount of each Term Loan B Advance is payable as set forth on Schedule I hereto.~~

(ii) [Intentionally Omitted.]

(b) Interest Rate.

(i) Advances. Subject to Section 1.8(c), the outstanding principal amount of any Advance shall accrue interest as set forth on Schedule I hereto.

~~(ii) Term Loan B Advances. Subject to Section 1.8(c), the outstanding principal amount of any Term Loan B Advance shall accrue interest as set forth on Schedule I hereto.~~

(ii) [Intentionally Omitted.]

(iii) All-In Rate. Notwithstanding any terms in this Agreement to the contrary, if at any time the interest rate applicable to any Obligations is less than zero percent (0.0%), such interest rate shall be deemed to be zero percent (0.0%) for all purposes of this Agreement.

(c) Default Rate. Upon election of the bank in its sole discretion, upon the occurrence and during the continuance of an Event of Default, the outstanding Obligations shall bear interest at a rate per annum which is ~~five~~three percent (~~5.0~~3.0%) (or such lesser amount as may be agreed by Bank in its sole discretion) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 1.8(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d) Adjustment to Interest Rate. Each change in the interest rate applicable to any amounts payable under the Loan Documents based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of such change.

(e) Interest Computation. Interest shall be computed as set forth on Schedule I hereto. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

1.9 Fees and Expenses. Borrower shall pay to Bank:

~~(a) Revolving Line Anniversary Fees. Non-refundable anniversary fees, each equal to Twenty-Five Thousand Dollars ($25,000), fully earned as of the Second Amendment Effective Date, and shall be due and payable to Bank on (i) September 19, 2026, (ii) September 19, 2027, and (iii) any other annual anniversary of the Second Amendment Effective Date occurring prior to the Revolving Line Maturity Date (each an “Anniversary Fee” and collectively, “Anniversary Fees”). Notwithstanding the foregoing, upon (x) termination of this Agreement or the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, or (y) acceleration of the Obligations by Bank after an Event of Default, in addition to the payment of any other amounts then-owing, any unpaid Anniversary Fees that would have been due and payable to Bank, but for the early termination of the Revolving Line or such acceleration of the Obligations shall be immediately due and payable;~~

(a) Revolving Line Commitment Fee. A fully earned, non-refundable commitment fee as set forth on Schedule I hereto;

(b) ~~Termination Fee. Upon termination of this Agreement or~~Contingent Fee. A contingent fee equal to Four Hundred Fifty Thousand Dollars ($450,000) (the “Contingent Fee”), which is due and payable on the earlier to occur of (i) July 1, 2029, or (ii) the termination of ~~the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line, which~~this Agreement (including without limitation upon the occurrence and continuance of an Event of Default), and shall be fully earned and non-refundable as of such date; ~~provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank (the “Termination Fee”);~~

(c) ~~Prepayment Fee. The Prepayment Fee, when due hereunder~~Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee with respect to each Letter of Credit payable upon the issuance, each anniversary of such issuance and any renewal thereof, which shall be fully earned and non-refundable as of such date;

~~(d) Final Payment. The Final Payment, when due hereunder, which shall be fully earned and non-refundable as of such date; and~~

(d) Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last calendar day of each calendar quarter occurring prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a 360-day year, which shall be fully earned and non-refundable as of such date; provided, however, the Unused Revolving Line Facility Fee for any such calendar quarter and/or on the Revolving Line Maturity Date shall be waived if the average daily balance of the outstanding Advances during the trailing three (3) month period prior to such measurement date was greater than Ten Million Dollars ($10,000,000) as determined by Bank. The unused portion of the Revolving Line, for purposes of this calculation, shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of (A) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and (B) all amounts used for Cash Management Services; and

(e) Uncommitted Accordion Fee. A non-refundable Uncommitted Accordion commitment fee in an amount equal to one eighth of one percent (0.125%) of the amount of any increase to the Revolving Line, fully-earned and payable on the date (if any) that Bank, in its sole and absolute discretion, agrees to grant any request from Borrower to add any portion of the Uncommitted Accordion to the Revolving Line (the “Uncommitted Accordion Commitment Fee”);

(f) ~~(e)~~ Bank Expenses. All Bank Expenses incurred through and after the ~~Second~~Third Amendment Effective Date, when due (or, if no stated due date, upon demand by Bank). Borrower has paid to Bank a good faith deposit of ~~Sixty-Five~~Forty-Five Thousand Dollars ($~~65,000~~45,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. On the ~~Second~~Third Amendment Effective Date, Bank will refund the Good Faith Deposit, minus out-of-pocket expenses documented by invoices for such expenses.

Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 1.9 pursuant to the terms of Section ~~1.10(c)~~1.10(c). Bank shall provide Borrower written notice of deductions made pursuant to the terms of the clauses of this Section 1.9.

1.10 Payments; Application of Payments; Debit of Accounts.

(a) All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff, counterclaim, or deduction, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Bank has the right to determine, in its commercially reasonable judgment, the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) Bank may debit any of Borrower’s deposit accounts maintained with Bank, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due under the Loan Documents, to the extent not otherwise paid by Borrower as and when due. These debits shall not constitute a set-off.

1.11 Change in Circumstances.

(a) Increased Costs. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, Bank, (ii) subject Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitment, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (iii) impose on Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Credit Extensions made by Bank, and the result of any of the foregoing shall be to increase the cost to Bank of making, converting to, continuing or maintaining any Credit Extension (or of maintaining its obligation to make any such Credit Extension), or to reduce the amount of any sum received or receivable by Bank hereunder (whether of principal, interest or any other amount) then, upon written request of Bank, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If Bank determines that any Change in Law affecting Bank regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Bank’s capital as a consequence of this Agreement, the Revolving Line, any term loan facility, or the Credit Extensions made by Bank to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy and liquidity), then from time to time upon written request of Bank notifying Borrower of such determination, Borrower shall promptly pay to Bank such additional amount or amounts as will compensate Bank for any such reduction suffered.

(c) Delay in Requests. Failure or delay on the part of Bank to demand compensation pursuant to this Section 1.11 shall not constitute a waiver of Bank’s right to demand such compensation; provided that, Borrower shall not be required to compensate Bank pursuant to subsection (a) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Bank notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of Bank’s intention to claim compensation ~~thereto~~therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period shall be extended to include the period of retroactive effect).

1.12 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of Borrower) requires the deduction or withholding of any Tax from any such payment by Borrower, then (i) Borrower shall be entitled to make such deduction or withholding, (ii) Borrower shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 1.12) Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) Tax Indemnification. Without limiting the provisions of subsections (a) and (b) above, Borrower shall, and does hereby, indemnify Bank, within twenty (20) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.12) payable or paid by Bank or required to be withheld or deducted from a payment to Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by Bank shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 1.12, Borrower shall deliver to Bank a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Bank.

(e) Status of Bank. If Bank (including any assignee or successor) is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, it shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Bank, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not Bank is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Bank shall deliver whichever of IRS Form W-9, IRS Form W-8BEN-E, IRS Form W-8ECI or W-8IMY is applicable, as well as any applicable supporting documentation or certifications. If a payment made to Bank (including any assignee or successor) under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), Bank shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA and to determine that Bank has complied with Bank’s obligation under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

1.13 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement (which must be satisfied (including receipt by Bank of any executed written notice described herein) no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain an Advance (other than under Sections 1.2, or 1.4), Borrower shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made through Bank’s online banking platform by an individual duly authorized by an Administrator, provided, however, if Borrower is not utilizing Bank’s online banking platform, then such notice shall be in a written format acceptable to Bank (which may be in the form of the Payment/Advance Form) that is executed by an Authorized Signer. In connection with any such notification, Borrower shall deliver to Bank through Bank’s online banking platform or by electronic mail such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may reasonably request. Bank shall have determined to its satisfaction that any notice of or request for Advances has been duly authorized by Borrower. Bank may rely on any notice given by a person whom Bank believes is an Authorized Signer or other individual authorized by an Administrator. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance.

~~(b) Term Loan B Advances. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan Advance set forth in this Agreement (which must be satisfied no later than 12:00 p.m. Pacific time on the applicable Funding Date), to obtain a Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by 12:00 p.m. Pacific time on the Funding Date of the Term Loan Advance. Such notice shall be made through Bank’s online banking platform by an individual duly authorized by an Administrator, by electronic mail or by telephone. In connection with any such notification, Borrower shall deliver to Bank by electronic mail or through Bank’s online banking platform a completed Payment/Advance Form executed by an Authorized Signer and such other reports and information as Bank may reasonably request. Such Payment/Advance Form and other information (if any) must be received by Bank prior to 12:00 p.m. Pacific time on the requested Funding Date. Bank shall have determined to its satisfaction that any notice of or request for Term Loan Advances has been duly authorized by Borrower. Bank may rely on any notice given by a person whom Bank believes is an Authorized Signer or other individual authorized by an Administrator. Borrower will indemnify Bank for any loss Bank suffers due to such belief or reliance. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request such Term Loan B Advance (which requirement may be~~

~~deemed satisfied by the prior delivery of Borrowing Resolutions or a secretary’s certificate that certifies as to such Board approval).~~

(b) [Intentionally omitted.]

(c) Bank shall credit proceeds of a Credit Extension to the Designated Deposit Account. Bank may make Advances ~~and Term Loan B Advances~~ under this Agreement based on instructions from an Authorized Signer or other individual authorized by an Administrator, or other individual authorized by an Administrator, or without instructions if such Advances ~~or Term Loan B Advances~~ are necessary to meet Obligations which have become due.

2. CONDITIONS OF CREDIT EXTENSIONS

2.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate in its commercially reasonable judgement, including, without limitation:

(a) duly executed Loan Documents;

(b) ~~duly executed Warrant, together with a capitalization table and copies of Borrower’s equity documents~~[reserved];

(c) [reserved];

(d) the Operating Documents of Borrower and long-form good standing certificates of Borrower certified by the Secretary of State of the State of Delaware and the Secretary of State (or equivalent agency) of each other jurisdiction in which Borrower is qualified to conduct business, in each case as of a date no earlier than 30 days prior to the Effective Date;

(e) certificate duly executed by a Responsible Officer or secretary of Borrower with respect to Borrower’s (i) Operating Documents and (ii) Borrowing Resolutions;

(f) [reserved];

(g) [reserved];

(h) certified copies, dated as of a recent date, of searches for financing statement filed in the central filing office of the State of Delaware, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(i) a duly executed Perfection Certificate of Borrower;

(j) ~~evidence, satisfactory to Bank, that Borrower has transitioned to Bank or Bank’s Affiliates accounts with account balances representing at least seventy-five percent (75.0%) of the Dollar Equivalent value of all deposit account and securities account balances of Borrower, its Subsidiaries and any Guarantor maintained at all financial institutions;~~[reserved];

(k) [reserved]; and

(l) [reserved]; and

(m) payment of the fees and Bank Expenses then due as specified in Section 1.9 hereof.

2.2 Conditions Precedent to all Credit Extensions. Bank’s obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) receipt of Borrower’s Credit Extension request and the related materials and documents as required by and in accordance with Section 1.13;

(b) the representations and warranties in this Agreement shall be true and correct in all material respects as of the date of any Credit Extension request and as of the Funding Date of each Credit Extension; provided, however, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement are true and correct in all material respects as of such date; provided, however, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date; and

(c) Bank determines to its satisfaction that there has not been (i) any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, nor any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank as of the Second Amendment Effective Date (or from a business plan of Borrower presented to and accepted by Bank subsequent to the Second Amendment Effective Date pursuant to Section 5.3), or (ii) a Material Adverse Change.

2.3 Covenant to Deliver. Borrower shall deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. A Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3. CREATION OF SECURITY INTEREST

3.1 Grant of Security Interest.

(a) Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

(b) Borrower acknowledges that it previously has entered, or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject to Permitted Liens).

3.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all jurisdictions deemed necessary or appropriate by Bank to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. As soon as reasonably practicable following any such filing, and in any event following Borrower’s request, Bank shall notify Borrower in writing of such filing and the circumstances related thereto. Such financing statements may indicate the Collateral in a manner consistent with the Bank’s security interest.

3.3 Termination. If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, the Liens granted to Bank in the Collateral shall automatically terminate without any further action and Bank shall, at Borrower’s sole cost and expense, provide customary payoff release documents evidencing the termination of its security interest in the Collateral and all rights therein shall revert to Borrower and, for the avoidance of doubt, all of Borrower’s obligations pursuant to Sections 5 and 6 of this Agreement shall terminate. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its sole discretion for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to at least (i) one hundred five percent (105.0%) of the face amount of all such Letters of Credit denominated in Dollars and (ii) one hundred fifteen percent (115.0%) of the Dollar Equivalent of the face amount of all such Letters of Credit denominated in a Foreign Currency, plus, in each case, all interest, fees, and costs due or estimated by Bank in its commercially reasonable discretion to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit.

4. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

4.1 Due Organization, Authorization; Power and Authority.

(a) Borrower and each of its Subsidiaries are each duly existing and in good standing as a Registered Organization in their respective jurisdiction of formation and are qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of their respective business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b) All information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is true and correct in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the ~~Second~~Third Amendment Effective Date to the extent permitted by one or more specific provisions in this Agreement and the Perfection Certificate shall be deemed to be updated to the extent such notice is provided to Bank of such permitted update).

(c) The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or any such Subsidiary’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Applicable Law, (iii) contravene, conflict with or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower or any of its Subsidiaries is bound. Neither Borrower nor any of its Subsidiaries are in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiary’s business or operations.

4.2 Collateral.

(a) The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject to Permitted Liens). Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens.

(b) Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 5.9(c). The Accounts are bona fide, existing obligations of the Account Debtors.

(c) The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate or as permitted pursuant to Section 6.2. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 6.2.

(d) All Inventory is in all material respects of good and marketable quality, free from material defects.

(e) To the best of Borrower’s knowledge, Borrower owns, or possesses the right to use to the extent necessary in its business, all Intellectual Property, licenses and other intangible assets that are necessary to in the conduct of its business as now operated, except to the extent that such failure to own or possess the right to use such asset would not reasonably be expected to have a material adverse effect on Borrower’s business or operations, and such Intellectual Property, licenses and other intangible assets, to the best knowledge of Borrower, do not conflict with the valid Intellectual Property, license, or intangible asset of any other Person to the extent that such conflict could reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(f) Except as noted on the Perfection Certificate or for which notice has been given to Bank pursuant to and in accordance with Section 5.11(c), Borrower is not a party to, nor is it bound by, any Restricted License.

4.3 ~~Accounts Receivable; Inventory~~[Intentionally Omitted].

~~(a) For each Account included in the most recent Borrowing Base Statement, on the date each Advance is requested and made, such Account shall be an Eligible Account.~~

~~(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all Applicable Law. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Statement. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.~~

4.4 Litigation. Other than as set forth in the Perfection Certificate or as disclosed to Bank pursuant to Section 5.3(~~i~~k), there are no actions, investigations or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries which would reasonably be expected to result in damages or costs, including settlement payments, to Borrower of more than, individually or in the aggregate, ~~Two~~Five Hundred ~~and Fifty~~ Thousand Dollars ($~~250,000~~500,000) not covered by independent third party insurance as to which liability has been accepted by the carrier providing such insurance.

4.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of footnote disclosures. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.

4.6 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able, when taken together, to pay their debts (including trade debts) as they mature.

4.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries have complied with all Applicable Law, and have not violated any Applicable Law, except where the non-compliance with which or violation of which could not reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have duly complied with, and their respective facilities, business, assets, property, leaseholds, real property and Equipment are in compliance with, Environmental Laws, except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business or operations; there have been no outstanding citations, notices or orders of non-compliance issued to Borrower or any of its Subsidiaries or relating to their respective facilities, businesses, assets, property, leaseholds, real property or Equipment under such Environmental Laws that could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

4.8 Subsidiaries; Investments. Borrower does not own any stock, unit, membership interest, partnership, or other ownership interest or other equity securities except for Permitted Investments.

4.9 Tax Returns and Payments; Pension Contributions.

(a) Borrower and each of its Subsidiaries have timely filed, or submitted extensions for, all required tax returns and reports, and Borrower and each of its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries except (i) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (ii) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed ~~Five~~One Hundred Thousand Dollars ($~~5,000~~100,000). Borrower is unaware of any claims or adjustments proposed for any of Borrower’s or any of its Subsidiary’s prior tax years which could result in additional taxes becoming due and payable by Borrower or any of its Subsidiaries in excess of ~~Five~~One Hundred Thousand Dollars ($~~5,000~~100,000) in the aggregate.

(b) Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

4.10 Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any report, certificate or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such reports, certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates or written statements not misleading in light of the circumstances under which they were made (it being recognized by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

4.11 Sanctions. Neither Borrower nor any of its Subsidiaries is: (a) in violation of any Sanctions; or (b) a Sanctioned Person. Neither Borrower nor any of its Subsidiaries, directors, officers, employees, agents or Affiliates: (i) conducts any business or engages in any transaction or dealing with any Sanctioned Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions; or (iv) otherwise engages in any transaction that could cause Bank to violate any Sanctions.

4.12 Healthcare Permits. (a) Borrower and each of its Subsidiaries have obtained all Healthcare Permits and other rights from, and have made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the management and/or operation of their respective businesses; (b) each such Healthcare Permit is valid and in full force and effect, and Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such Healthcare Permits; and (c) neither Borrower nor any of its Subsidiaries has received notice from any Governmental Authority with respect to the revocation, suspension, restriction, limitation or termination of any Healthcare Permit nor, to the knowledge of Borrower or any of its Subsidiaries, is any such action proposed or threatened in writing.

4.13 Compliance with Healthcare Laws.

(a) Borrower is in compliance with all applicable Healthcare Laws. Without limiting the generality of the foregoing, Borrower has not received written notice by a governmental authority of any violation (or of any investigation, audit, or other proceeding involving allegations of any violation) of any Healthcare Laws, and no investigation, inspection, audit or other proceeding involving allegations of any violation is, to the knowledge of Borrower, threatened in writing or contemplated.

(b) To the knowledge of Borrower, Borrower is not in default or violation of any law which is applicable to Borrower or its respective assets or the conduct of its respective businesses and Borrower has not been debarred or excluded from participation under a state or federal health care program, including any state or federal workers compensation program.

(c) Borrower is not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any governmental authority.

5. AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

5.1 Use of Proceeds. Cause the proceeds of the Credit Extensions to be used solely (a) as working capital, (b) to refinance all Obligations owing to Bank in connection with the Term Loan B Advances and Advances (as each term was defined in this Agreement prior to the ~~Second~~Third Amendment Effective Date) outstanding on the ~~Second~~Third Amendment Effective Date, or (c) to fund its general business purposes, and not for personal, family, household or agricultural purposes, and not in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption law.

5.2 Government Compliance.

(a) Maintain its and all of its Subsidiaries’ legal existence (except as permitted under Section 6.3 with respect to Subsidiaries only) and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply with all Applicable Law, except where the non-compliance with which could not reasonably be expected to have a material adverse effect on Borrower’s business or operations.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower and each of its Subsidiaries of their obligations under the Loan Documents to which it is a party, including any grant of a security interest to Bank. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

(c) Cause the operations and property of Borrower, each of its Subsidiaries to comply with all applicable Healthcare Laws. Without limiting the foregoing, the operations and property of Borrower and each of its Subsidiaries shall comply with HIPAA in all material respects. Borrower established and maintains a corporate compliance program that (i) addresses the material Requirements of Law, including all applicable Healthcare Laws, of Governmental Authorities having jurisdiction over its business and operations, and (ii) has been structured to account for the guidance issued by the U.S. Department of Health and Human Services regarding characteristics of effective corporate compliance programs. As of the Effective Date, Borrower has delivered to Bank an accurate and complete copy of each material report, study, survey or other document of which Borrower has knowledge that addresses or otherwise relates to the compliance by Borrower and each of its Subsidiaries, with applicable Healthcare Laws.

5.3 Financial Statements, Reports. Deliver to Bank by submitting to the Financial Statement Repository:

(a) Monthly Financial Statements. ~~As~~At all times after the Net Cash Trigger Event, as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement, covering Borrower’s and each of its Subsidiary’s operations for such month in a form reasonably acceptable to Bank, and, in each case, prepared in accordance with GAAP;

(b) Compliance Statement. ~~Within thirty (30) days after the last day of each month and together~~Together with the statements set forth in Section 5.3(a) and Section 5.3(e) (as applicable), a duly completed Compliance Statement, confirming that as of the end of such month or quarter (as applicable), Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request;

(c) Annual Operating Budget and Financial Projections. Within ~~thirty~~sixty (~~30~~60) days after the end of each fiscal year of Borrower, and contemporaneously with any updates or amendments thereto, (i) annual operating budgets (including income statements, balance sheets and cash flow statements, by ~~month~~quarter) for the then-current fiscal year of Borrower, and (ii) annual financial projections for the then-current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(d) Annual Audited Financial Statements. As soon as available, and in any event within two hundred seventy (270) days following the end of each fiscal year of Borrower, audited consolidated financial statements, prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification with respect to Borrower’s liquidity only resulting solely from an upcoming maturity of the Loans occurring within one year from the time such opinion is delivered) on the financial statements from a nationally recognized independent certified public accounting firm; (the “Annual Financial Statements”); provided however, for Borrower’s fiscal year 2025, Borrower shall instead, on or prior to the Third Amendment Effective Date, deliver to Bank company-prepared Annual Financial Statements for such fiscal year only and Bank shall waive the opinion required in connection therewith for such fiscal year only;

~~(e) Borrowing Base Statement. A Borrowing Base Statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) within seven (7) days after the end of each month;~~

(e) Quarterly Financial Statements. At all times prior to Net Cash Trigger Event, as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s and each of its Subsidiary’s operations for such quarter certified by a Responsible Officer and consistent with those filed with the SEC (the “Quarterly Financial Statements”); provided however, the Quarterly Financial Statements for the fourth fiscal quarter of each fiscal year of Borrower shall be delivered to Bank within ninety (90) days after the end of each such fiscal quarter;

(f) Accounts Receivable Information. ~~Within seven (7) days after the end of each month~~Together with the statement set forth in Section 5.3(b), (i) monthly (or quarterly as applicable) accounts receivable agings, aged by invoice date, (ii) monthly (or quarterly as applicable) accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly (or quarterly as applicable) reconciliations of accounts receivable agings (aged by invoice date), and general ledger;

(g) Bank Account Statements. ~~Within thirty (30) days after the end of each calendar month and together~~Together with the statement set forth in Section 5.3(b), a copy of Borrower’s account statement for the most recently ended calendar month (or quarter as applicable) for each bank account maintained outside of Bank;

(h) SEC Filings. ~~In the event that Borrower or any of its Subsidiaries becomes subject to the reporting requirements under the Exchange Act within~~Within five (5) days of filing, notification of the filing and copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any of its Subsidiaries or any Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower or any of its Subsidiaries posts such documents, or provides a link thereto, on Borrower’s or any of its Subsidiaries’ website on the internet at Borrower’s or any of its Subsidiaries’ website address; ~~provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;~~

(i) Security Holder and Subordinated Debt Holder Reports. Within five (5) days of delivery, copies of all material statements, reports and notices made available to Borrower’s security holders (other than any option holders of Borrower) or to any holders of Subordinated Debt (solely in their capacities as security holders or holders of Subordinated Debt and not in any other role);

(j) Beneficial Ownership Information. Prompt written notice of any changes to the beneficial ownership information which would change Borrower’s responses to the questions set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

(k) Legal Action Notice. Prompt written notice of any legal actions, investigations or proceedings pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, ~~Two~~Five Hundred ~~and Fifty~~ Thousand Dollars ($~~250,000~~500,000) or more;

(l) Tort Claim Notice. If Borrower shall acquire a commercial tort claim, which Borrower reasonably believes could result in a damage award with an expected value greater than One Hundred Thousand Dollars ($100,000), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank;

(m) Government Filings. Within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings by Borrower or any of its Subsidiaries with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Applicable Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the business of Borrower or any of its Subsidiaries;

(n) Registered Organization. If Borrower is not a Registered Organization as of the Effective Date but later becomes one, promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number;

(o) Default. Prompt written notice of the occurrence of a Default or Event of Default; and

(p) Other Information. Promptly, from time to time, such other information regarding Borrower or any of its Subsidiaries or compliance with the terms of any Loan Documents as reasonably requested by Bank.

Any submission by Borrower of a Compliance Statement~~, a Borrowing Base Statement~~  or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 5.3 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement~~, Borrowing Base Statement~~  or other financial statement, the information and calculations set forth therein are true and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement~~, Borrowing Base Statement~~  or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 4 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement~~, Borrowing Base Statement~~  or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 4.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

5.4 ~~Accounts Receivable~~[Intentionally Omitted].

5.5 [Intentionally Omitted].

~~(a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 5.3, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.~~

~~(b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts. Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Event of Default has occurred and is continuing; and (iii) there shall not be an Overadvance after taking into account all such discounts, settlements and forgiveness.~~

~~(c) Collection of Accounts. Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. Subject to Bank’s right to maintain a reserve pursuant to Section 5.4(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Borrower’s operating account with Bank. Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).~~

~~(d) Reserves. Notwithstanding any terms in this Agreement to the contrary, at times when a Default or an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral~~

~~Account that are not applied to the Obligations pursuant to Section 5.4(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.~~

~~(e) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount in accordance with Borrower’s customary business practices, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.~~

~~(f) Verifications; Confirmations; Credit Quality; Notifications. Bank may, from time to time, (i) verify and confirm directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account and/or (ii) conduct a credit check of any Account Debtor to approve any such Account Debtor’s credit.~~

~~(g) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.~~

~~5.5 Remittance of Proceeds. Except as otherwise provided in Section 5.4(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 5.4(c) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 8.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section 5.5 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.~~

5.6 Taxes; Pensions.

(a) Timely file, and require each of its Subsidiaries to timely file (in each case, unless subject to a valid extension), all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 4.9(a) hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay, and require each of its Subsidiaries to pay, all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

(b) To the extent Borrower or any of its Subsidiaries defers payment of any contested taxes, (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.”

5.7 Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Such inspections and audits shall be conducted no more often than once every twelve (12) months, unless an Event of Default has occurred and is continuing, in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable and documented out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any reasonable and documented out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

5.8 Insurance.

(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank.

(b) All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(c) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(d) At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 5.8 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be canceled or altered in any material respect. If Borrower fails to obtain insurance as required under this Section 5.8 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 5.8, and take any action under the policies Bank deems prudent.

5.9 Accounts.

(a) Maintain cash and Cash Equivalent account balances in Borrower’s, any of its Subsidiaries’, and any Guarantor’s operating accounts, depository accounts and securities accounts at or through Bank or Bank’s Affiliates (including cash held in off-balance sheet products) representing at least ~~seventy-five~~fifty percent (~~75.0%) (the “Account Balance Requirement”~~50.0%) of the Dollar Equivalent value of all ~~deposit account and securities~~cash and Cash Equivalent account balances of Borrower, such Subsidiary and such Guarantor at all financial institutions; provided, however, ~~after an initial public offering of Borrower’s common stock on an exchange or market, the Account Balance Requirement shall automatically, with no further action by the parties hereto, be reduced to fifty percent (50.0%); provided, however, (i)~~ Borrower shall be permitted to maintain an aggregate account balance not to exceed the Permitted JPMorgan Account Balance with JPMorgan Chase Bank, N.A. in the Permitted JPMorgan Deposit Account for the purpose of cash securing the Permitted JPMorgan Letter of Credit during the JPMorgan Letter of Credit Transition Period~~, and (ii) notwithstanding the foregoing, subject to Section 5.18(e) hereof, Borrower may maintain its account at HSBC Bank USA, N.A. with account number [***] listed at Section 5(c) on the Perfection Certificate delivered by Borrower to Bank on the Second Amendment Effective Date (the “HSBC Account”) so long as the aggregate amount of cash in the HSBC Account does not, at any time, exceed One Million Dollars ($1,000,000).~~.

In addition, (i) the Italian Subsidiary shall be permitted to maintain its deposit accounts in Italy, as disclosed in the Perfection Certificate delivered by Borrower to Bank on the ~~Second~~Third Amendment Effective Date (the “Italian Accounts”), so long as the aggregate amount of cash contained in such accounts does not, at any time, exceed the Dollar Equivalent value of ~~Five~~Ten Million Dollars ($~~5,000,000~~10,000,000), ~~and~~ (ii) the China-Based Subsidiaries may maintain deposit accounts in China that Borrower has notified Bank of in advance, in writing (the “Chinese Accounts”), so long as the aggregate Dollar Equivalent value of cash held in the Chinese Accounts does not, at any time, exceed ~~One~~Two Million Five Hundred Thousand Dollars ($~~1,500,000).~~ 2,500,000), (iii) the BVI Subsidiaries may maintain deposit accounts in the British Virgin Islands that Borrower has notified Bank of in advance, in writing (the “BVI Accounts”), so long as the aggregate Dollar Equivalent value of cash held in the BVI Accounts does not, at any time, exceed One Hundred Thousand Dollars ($100,000), and (iv) the Cayman Subsidiary may maintain deposit accounts in the Cayman Islands that Borrower has notified Bank of in advance, in writing (the “Cayman Accounts”), so long as the aggregate Dollar Equivalent value of cash held in the Cayman Accounts does not, at any time, exceed One Hundred Thousand Dollars ($100,000). Notwithstanding anything herein to the contrary, the BVI Subsidiaries and Cayman Subsidiary may hold cash in BVI Accounts and Cayman Accounts for not more than three (3) Business Days to passthrough Investments as permitted under clause (g) of the defined Permitted Investments from Borrower to the Italian Subsidiary or China-Based Subsidiaries.

~~Notwithstanding the foregoing, if at any time, the Dollar Equivalent value of all of Borrower’s and any of its Subsidiaries’ cash and Cash Equivalents maintained at all financial institutions is less than one hundred ten percent (110.0%) of all outstanding obligations and liabilities owing by Borrower to Bank, the Account Balance Requirement shall automatically, with no further action by the parties hereto, be increased to one hundred percent (100.0%); provided, however, the Permitted JPMorgan Letter of Credit Balance shall be excluded from such calculation of Account Balance Requirement.~~

(b) In addition to the foregoing, Borrower, any Subsidiary of Borrower and any Guarantor, shall use best faith efforts to obtain any business credit card, letter of credit and cash management services exclusively from Bank; provided, however, notwithstanding the foregoing, Borrower shall be permitted to maintain the Permitted JPMorgan Letter of Credit during the JPMorgan Letter of Credit Transition Period in accordance with the terms of this Agreement.

(c) In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such; provided, however, that the funds on deposit in such deposit accounts will at no time exceed the actual payroll, payroll taxes, withholding taxes and other employee wage and benefit payments then owing for the immediately succeeding payroll period (or greater amount to the extent required by Applicable Law), (ii) the Permitted JPMorgan Deposit Account, (iii) the Italian Accounts, (iv) the Chinese Accounts, ~~and~~ (v) the ~~HSBC Account until such time as Borrower delivers to Bank a duly executed Control Agreement in favor of Bank from HSBC Bank USA, N.A. with respect to the HSBC Account in accordance with Section 5.18(e) hereof.~~BVI Accounts, (vi) the Cayman Accounts, and (vii) accounts securing foreign letters of credit to the extent permitted in clause (m) of Permitted Indebtedness).

5.10 Financial ~~Covenants. After the date on which Bank has made Term Loan B Advances to Borrower in an aggregate original principal amount of greater than the Financial Covenant Trigger Amount, Borrower shall at all times be in compliance with at least one (1) of the financial covenants set forth in clauses (a) and (b) of this Section 5.10:~~ Covenant. Maintain at all times an Adjusted Quick Ratio of at least 1.25 to 1.00, subject to periodic reporting, and tested as of the last day of each (a) month at all times after the Net Cash Trigger Event and (b) quarter at all times prior to the Net Cash Trigger Event.

~~(a) Minimum Liquidity Ratio. Borrower shall maintain at all times, subject to periodic reporting, tested as of the last day of each month, a Liquidity Ratio of at least 1.50 to 1.00.~~

~~(b) Minimum Revenue. Borrower shall achieve revenue (calculated in accordance with GAAP and measured on a trailing six (6) month basis) of not less than the following amounts for the corresponding measuring periods to be tested at the end of each applicable measuring period set forth in the chart below:~~

~~Measuring Period Ending~~	~~Minimum Revenue (measured on a trailing 6-month basis)~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~

~~The required minimum revenue covenant levels for the measuring periods ending after December 31, 2027, shall be set by the Bank in its sole but commercially reasonable discretion based on Borrower’s projections delivered to Bank in accordance with Section 5.3(c) hereof and acceptable to Bank in its sole but commercially reasonable discretion; provided that, the new minimum revenue covenant levels shall be at least equal to an amount representing fifty-five percent (55.0%) of the revenue targets set forth in such Board-approved projections and shall reflect a year-on-year revenue growth level acceptable to Bank in its sole but commercially reasonable discretion. The new minimum revenue covenant levels shall be documented in an amendment to this Agreement to be entered into by the parties hereto on or prior to January 31, 2028. Borrower’s failure to enter into such amendment to this Agreement to reset~~

~~such minimum revenue covenant levels on or prior to January 31, 2028, shall be an immediate and non-curable Event of Default hereunder.~~

5.11 Protection of Intellectual Property Rights.

(a) (i) Except as Borrower may determine in its reasonable business judgment, take all commercially reasonable action to protect, defend and maintain the validity and enforceability of Borrower’s and each Subsidiary’s Intellectual Property material to Borrower’s business, except to the extent that such failure to do so would not reasonably be expected to have a material adverse effect on Borrower’s business or operations; (ii) promptly advise Bank in writing of infringements or any other event of which Borrower becomes aware that could reasonably be expected to materially and adversely affect the value Borrower’s and each Subsidiary’s Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s or any Subsidiary’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent, which consent is not to be unreasonably withheld, cautioned, or delayed, except for any such Intellectual property which Borrower, in its reasonable business judgment, decides to abandon, forfeit, or dedicate to the public.

(b) [Intentionally Omitted].

(c) Provide written notice to Bank within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any such Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.12 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank and unless an Event of Default has occurred and is continuing, solely during normal business hours, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

~~5.13 [Intentionally Omitted].~~

5.13 Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 5.3 of this Agreement).

5.14 Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 6.3 and 6.7 hereof, within ten (10) business Days (or such longer period as Bank may agree in its discretion) after the time that Borrower or any Guarantor forms any Subsidiary or acquires any Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower and such Guarantor shall (a) cause such new Subsidiary ~~to~~(other than an Immaterial Foreign Subsidiary) to provide to Bank a joinder to this Agreement to become a co-borrower hereunder or a guaranty to become a Guarantor hereunder (as determined by Bank in its commercially reasonable discretion), together with documentation, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (other than an Immaterial Foreign Subsidiary)) to the extent such assets constitute Collateral, (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (other than an Immaterial Foreign Subsidiary), in form and substance satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.14 shall be a Loan Document.

5.15 Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower shall promptly notify Bank of all returns, recoveries, disputes and claims that involve more than ~~Two~~Five Hundred and ~~Fifty~~ Thousand Dollars ($~~250,000~~500,000).

5.16 Further Assurances. Execute any further instruments and take such further action as Bank reasonably requests to effect the purposes of this Agreement, including, but not limited to, perfecting, protecting, and/or ensuring the priority of or continue Bank’s Lien on the Collateral or to effect the purposes of this Agreement.

5.17 Sanctions. (a) Not, and not permit any of its Subsidiaries to, engage in any of the activities described in Section 4.11 in the future; (b) not, and not permit any of its Subsidiaries to, become a Sanctioned Person; (c) ensure that the proceeds of the Obligations are not used to violate any Sanctions; and (d) deliver to Bank any certification or other evidence requested from time to time by Bank in its sole discretion, confirming each such Person’s compliance with this Section 5.17. In addition, have implemented, and will consistently apply while this Agreement is in effect, procedures to ensure that the representations and warranties in Section 4.11 remain true and correct while this Agreement is in effect.

5.18 Post-Closing Conditions. Promptly following the conclusion of the JPMorgan Letter of Credit Transition Period, but in any event not later than ten (10) days thereafter, Borrower shall (i) close the Permitted JPMorgan Deposit Account, and (ii) deliver or transmit the entire balance of the JPMorgan Deposit Account to an account at Bank~~;~~.

6. NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

6.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock, partnership, membership, or other ownership interest or other equity securities of Borrower permitted under Section 6.2 of this Agreement; (e) consisting of Borrower’s or its Subsidiaries’ use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses, sublicenses or similar agreements for the use of the property, including Intellectual property, of Borrower or its Subsidiaries in the ordinary course of business and licenses for the use of Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business that could not result in a legal transfer of title of such licenses of Intellectual Property; (g) ~~among Borrower and Guarantors; and (h) other Transfers (other than~~from Borrower to its Subsidiaries that constitute a Permitted Investment, (h) from any Subsidiary to Borrower; and (i) other Transfers not otherwise permitted in clauses (a) through (h) above involving tangible assets of Borrower (but specifically excluding any Transfers of Accounts~~) of non-material property with an aggregate~~, monthly recurring revenue, annual recurring revenue or any other recurring revenue of Borrower in any factoring, sale-leaseback, future receipts purchase agreement or other similar agreement) having a fair market value ~~(for all such Transfers together) not to exceed Fifty~~of not more than Five Hundred Thousand Dollars ($~~50,000~~500,000) in the aggregate in any fiscal year so long as no Event of Default has occurred or would occur immediately following any such Transfer.

6.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve or permit any of its Subsidiaries to liquidate or dissolve (provided that a Subsidiary may liquidate or dissolve so long as the assets of such Subsidiary are transferred to Borrower prior to such liquidation or dissolution); (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from

Borrower; (d) permit, allow or suffer to occur any Change in Control; or (e) without at least thirty (30) days prior written notice to Bank (or such shorter notice as Bank may agree in its discretion), (i) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than ~~One~~Five Hundred Thousand Dollars ($~~100,000~~500,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of ~~One~~Five Hundred Thousand Dollars ($~~100,000~~500,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (ii) change its jurisdiction of organization, (iii) change its organizational structure or type; (iv) change its legal name; or (v) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of ~~One~~Five Hundred Thousand Dollars ($~~100,000~~500,000) of Borrower’s assets or property, then Borrower will cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Bank. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of ~~One~~Five Hundred Thousand Dollars ($~~100,000~~500,000) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Bank.

6.3 Mergers or Acquisitions. ~~Merge~~Except for Permitted Acquisitions, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the stock, partnership, membership, or other ownership interest or other equity securities or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

6.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

6.5 Encumbrance. Create, incur, allow, or suffer to exist any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except (a) as is otherwise permitted in Section 6.1 hereof and the definition of “Permitted Liens” herein or (b) for customary restrictions on assignment, transfer, an encumbrances in license agreements under which Borrower or any Subsidiary is the licensee.

6.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section ~~Error! Unknown switch argument.~~5.9(b).

6.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any stock, partnership, membership, or other ownership interest or other equity securities; provided, ~~however, that this restriction shall not apply to the~~that Borrower may (i) convert or exchange any of its convertible securities into or for other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in equity, (iii) make de minimis payments in lieu of fractional shares in an aggregate amount not to exceed Ten Thousand Dollars ($10,000), (iv) purchase capital stock in connection with the exercise of stock options, warrants or other equity awards by way of cashless exercise or in connection with the satisfaction of withholding tax obligations in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), (v) purchase fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations or in connection with exercises or conversions of options, warrants and other convertible securities in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000), (vi) repurchase ~~of~~ shares of common stock of Borrower from employees, officers, directors, consultants or other persons performing services for Borrower or any Subsidiary pursuant to agreements under which Borrower has the option to repurchase such shares at no greater than the original purchase price upon the occurrence of certain events, such as the termination of employment or service or pursuant to a right of first refusal authorized by a majority of the Board, so long as (~~i~~A) an Event of Default does not exist at the time of any such repurchase or would not exist after giving effect to any such repurchase, and (~~ii~~B) the aggregate amount of all such repurchases does not exceed Five Hundred Thousand Dollars ($500,000) in any twelve (12) month period, and (vii) receive dividends and distributions by any Subsidiary; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

6.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person~~.~~; (b) transactions between Borrower and a Subsidiary that is permitted under Section 6.7, (c) reasonable and customary compensation arrangements and benefit plans for officers and other employees of Borrower approved by the Board, and (d) reasonable and customary fees paid to independent members of the Board in the ordinary course of business so long as the cash portion of all such fees does not to exceed Five Hundred Thousand Dollars ($500,000) in an aggregate in any fiscal year.

6.9 Subordinated Debt. Except as expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which any Subordinated Debt is subject: (a) make or permit any payment on such Subordinated Debt; or (b) amend any provision in any document relating to such Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

6.10 Compliance. (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; (b)(i) fail to meet the minimum funding requirements of ERISA, (ii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, (iii) fail to comply with the Federal Fair Labor Standards Act or (iv) violate any other law or regulation, if the foregoing subclauses (i) through (iv), individually or in the aggregate, could reasonably be expected to have a material adverse effect on Borrower’s business or operations, or permit any of its Subsidiaries to do so; or (c) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

6.11 Subsidiary Assets. Permit the aggregate value of assets held at (a) Italian Subsidiary to exceed ~~Five~~Fifteen Million Dollars ($~~5,000,000~~15,000,000) at any time, and (b) the China-Based Subsidiaries to exceed ~~One~~Ten Million ~~Five Hundred Thousand~~ Dollars ($~~1,500,000~~10,000,000) at any time.

7. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

7.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date ~~or Term Loan B Maturity Date~~). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

7.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Section 5 (other than Sections 5.2 (Government Compliance), 5.12 (Litigation Cooperation), 5.15 (Inventory; Returns) and 5.16 (Further Assurances)) or violates any covenant in Section 6; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 7) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain or any covenants set forth in clause (a) above;

7.3 Material Adverse Change. A Material Adverse Change occurs;

7.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any Subsidiary, or (ii) a notice of lien or levy is filed against any of Borrower’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting all or any material part of its business;

7.5 Insolvency. (a) Borrower or any of its Subsidiaries is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed);

7.6 Other Agreements. There is, under any agreement to which Borrower, any of Borrower’s Subsidiaries, or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of ~~Two~~Five Hundred ~~and Fifty~~ Thousand Dollars ($~~250,000~~500,000); or (b) any breach or default by Borrower, any of Borrower’s Subsidiaries, or Guarantor, the result of which would reasonably be expected to have a material adverse effect on Borrower’s, any of Borrower’s Subsidiaries’, or any Guarantor’s business or operations;

7.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, or litigation or other dispute resolution settlement payments by Borrower or any of its Subsidiaries, of at least ~~Two~~Five Hundred ~~and Fifty~~ Thousand Dollars ($~~250,000~~500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the acceptance, entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged, prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree);

7.8 Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made (it being agreed and acknowledged by Bank that the projections and forecasts provided by Borrower or any of its Subsidiaries in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results);

7.9 Subordinated Debt. If: (a) any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, or any Person (other than Bank) shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; (b) a default or event of default (however defined) has occurred under any document, instrument, or agreement evidencing any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period; or (c) the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;

7.10 Lien Priority. There is a material impairment in the perfection or priority of Bank’s security interest in the Collateral;

7.11 Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.12 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e)(i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or

7.12 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in ~~an~~a materially adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) materially and adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to materially and adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

7.13 Delisting. ~~After an initial public offering of~~ Borrower’s common stock ~~on an exchange or market, such shares~~ are delisted from ~~such exchange or market~~the NASDAQ Stock Exchange because of Borrower’s failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on such exchange or market.

8. BANK’S RIGHTS AND REMEDIES

8.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the aggregate face amount of any Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred fifteen percent (115.0%) of the Dollar Equivalent of the aggregate face amount of any Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or estimated by Bank to become due in connection therewith), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts (it being understood and agreed that (i) Bank is not obligated to deliver the currency which Borrower has contracted to receive under any FX Contract, and Bank may cover its exposure for any FX Contracts by purchasing or selling currency in the interbank market as Bank deems appropriate; (ii) Borrower shall be liable for all losses, damages, costs, margin obligations and expenses incurred by Bank arising from Borrower’s failure to satisfy its obligations under any FX Contract or the execution of any FX Contract; and (iii) Bank shall not be liable to Borrower for any gain in value of a FX Contract that Bank may obtain in covering Borrower’s breach);

(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. For use solely upon the occurrence and during the continuation of an Event of Default and solely to the extent necessary to exercise its rights in Collateral, Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 8.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code or any Applicable Law (including disposal of the Collateral pursuant to the terms thereof).

8.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in-fact, (a) exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Bank or a third party as the Code permits; and (vii) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, to (i) notify all Account Debtors to pay Bank directly; and (ii) sign Borrower’s name on any documents solely to the extent necessary to perfect or continue the perfection of Bank’s security interest in the Collateral. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until such time as all Obligations (other than inchoate indemnity obligations) have been satisfied in full, Bank is under no further obligation to make Credit Extensions and the Loan Documents have been terminated. Bank shall not incur any liability in connection with or arising from the exercise of such power of attorney and shall have no obligation to exercise any of the foregoing rights and remedies.

8.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 5.8 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

8.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its commercially reasonable discretion, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

8.5 Bank’s Liability for Collateral. Bank’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession or under its control, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as Bank deals with its own property consisting of similar instruments or interests. Borrower bears all risk of loss, damage or destruction of the Collateral.

8.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

8.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9. NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below; provided that, for clause (b), if such notice, consent, request, approval, demand or other communication is not sent during the normal business hours of the recipient, it shall be deemed to have been sent at the opening of business on the next Business Day of the recipient. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 9.

If to Borrower: Alamar Biosciences, Inc.

47071 Bayside Parkway

Fremont, CA 94538

Attn: ~~Timothy White~~Justin McAnear, Chief Financial Officer

Email: ~~[***]~~[***]

If to Bank: Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company

222 2nd Street, Floors 17-20

San Francisco, CA 94105

Attn: ~~Peter Sletteland~~Matt Perry, Managing Director

Email: ~~[***]~~[***]

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attn: Laurie Hutchins, Partner

Email: [***]

10. CHOICE OF LAW, VENUE and JURY TRIAL WAIVER; JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. Borrower and Bank each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction with respect to the Loan Documents or to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT. EACH PARTY HERETO HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 10 shall survive the termination of this Agreement and the repayment of all Obligations.

11. GENERAL PROVISIONS

11.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement and the repayment of all Obligations, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 3.3 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date ~~and Term Loan B Maturity Date~~ by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination and the repayment of all Obligations shall continue to survive notwithstanding this Agreement’s termination and the repayment of all Obligations.

11.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign or transfer this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s sole discretion) and any other attempted assignment or transfer by Borrower shall be null and void. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof). Notwithstanding the foregoing, so long as no Event of Default shall have occurred and is continuing, Bank shall not assign its interests in the Loan Documents to any Person who, in the reasonable estimation of Bank, is (a) a direct competitor of Borrower or (b) a vulture fund or distressed debt fund.

11.3 Indemnification; Damage Waiver, etc.

(a) General Indemnification. Borrower shall indemnify, defend and hold Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, an “Indemnified Person”) harmless against: all losses, claims, damages, liabilities and related expenses (including Bank Expenses and the reasonable fees, charges and disbursements of any counsel for any Indemnified Person) (collectively, “Claims”) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Credit Extension or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any environmental liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower, Borrower’s equity holders, affiliates, creditors or any other person, and regardless of whether any Indemnified Person is a party thereto; provided that, such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. All amounts due under this Section 11.3 shall be payable promptly after demand therefor.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, Borrower shall not assert, and hereby waives, any claim against Bank and its Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of Bank and its Affiliates (each, a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) or any loss of profits arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Credit Extension, or the use of the proceeds thereof. No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

This Section 11.3 shall survive the termination of this Agreement and the repayment of all Obligations until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

11.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

11.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.6 Amendments in Writing; Waiver; Integration. No purported amendment or modification of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation under this Agreement or any other Loan Document, shall be effective unless, and only to the extent, expressly set forth in a writing signed by each party hereto; provided that a Loan Document may otherwise be amended in accordance with its terms. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

11.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

11.8 Confidentiality. Bank agrees to maintain the confidentiality of Information (as defined below), except that Information may be disclosed (a) to Bank’s Subsidiaries and Affiliates and their respective employees, directors, agents, attorneys, accountants and other professional advisors (collectively, “Representatives” and, together with Bank, collectively, “Bank Entities”), provided such Bank Entities are bound by confidentiality obligations substantially similar to those set forth in this Section 11.8; (b) to prospective transferees, assignees, credit providers or purchasers of Bank’s interests under or in connection with this Agreement and their Representatives (provided, however, any such prospective transferee, assignee, credit provider, purchaser or their Representatives shall have entered into an agreement containing provisions substantially similar to those set forth in this Section 11.8); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required or requested in connection with Bank’s examination or audit; (e) in connection with the exercise of remedies under the Loan Documents or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. “Information” means all information received from or on behalf of Borrower or any Subsidiary regarding Borrower or any Subsidiary or its or their business, in each case other than information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) rightfully disclosed to Bank by a third party without restriction, if Bank does not know that the third party is prohibited from disclosing the information.

11.9 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”), if applicable, or the keeping of records in electronic form, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Cayman Islands Electronic Signature Law; provided, however, sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Agreement or the execution or delivery thereof.

11.10 Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them, and other obligations owing to Bank or any such entity. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

11.11 Captions and Section References. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. Unless indicated otherwise, section references herein are to sections of this Agreement.

11.12 Construction of Agreement. The parties hereto mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

11.13 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

11.14 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

11.15 Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, Bank may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.

11.16 Online Banking Platform. If Borrower uses Bank’s online banking platform in connection with this Agreement, Borrower agrees to be bound by and comply with the applicable online banking terms and conditions and related online banking documents as in effect from time to time. The online banking terms and conditions may be provided as hyperlinks or “click-through” agreements on the website, which may be updated from time to time. Continued use of Bank’s online banking platform shall constitute Borrower’s acceptance of the applicable terms and conditions. Borrower is solely responsible for any of Borrower’s employees’ or agents’ compliance with the online banking terms and conditions and shall ensure that (a) all persons utilizing Bank’s online banking platform in connection with this Agreement, including the Administrator and other users added by them, have all relevant authority to perform the specified roles and functions on Borrower’s behalf, and (b) any use of Bank’s online banking platform in connection with this Agreement complies with the terms of this Agreement. Bank shall be entitled to assume the authenticity, accuracy and completeness of any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator and are otherwise in accordance with the terms of this Agreement.

11.17 Rollover of Credit Extensions.

(a) On the Third Amendment Effective Date, “Advances” and “Term Loan B Advances” (in each case, as defined in this Agreement and in existence immediately prior to the Third Amendment Effective Date) shall be reallocated and re-designated as Advances in an equivalent amount on a cashless basis.

(b) The reallocation and re-designation of “Advances” and “Term Loan B Advances” (in each case, as defined in this Agreement and in existence immediately prior to the Third Amendment Effective Date) into Advances pursuant to this Section 11.19 shall be without prejudice to any interest, fees or other amounts due, owing, accrued or payable to Bank on or prior to the Third Amendment Effective Date, or any rights or remedies of Bank, which shall continue in full force and effect notwithstanding the occurrence of the Third Amendment Effective Date and the transactions contemplated by this Agreement.

(c) Borrower confirms and acknowledges that any “Advances” and “Term Loan Advances” (in each case, as defined in this Agreement and in existence immediately prior to the Third Amendment Effective Date) that are reallocated and re-designated as Advances pursuant to this Section 11.19 shall be deemed to be amounts outstanding under the Revolving Line, and Bank is hereby instructed to record such reallocation and re-designation accordingly.

12. accounting terms and other DEFINITIONS

12.1 Accounting and Other Terms.

(a) Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP (except for with respect to unaudited financial statements for the absence of footnotes and subject to year-end audit adjustments), provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. ~~Notwithstanding any terms in this Agreement to the contrary, for purposes of any financial covenant and other financial~~ Provided, further, that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions, calculations ~~in~~and covenants for purposes of this Agreement (other than for purposes of ~~updating the Borrowing Base) which are made in whole or in part based upon the Availability Amount as of the last day of a particular month, calculations relying on information from a Borrowing Base Statement shall be derived from the Borrowing Base Statement delivered within seven (7) days of month end pursuant to Section 5.3(e) (and not, for clarity, any more recent Borrowing Base Statement delivered after such period), and the actual delivery date of such Borrowing Base Statement shall be deemed to be the last day of the applicable month.~~the delivery of financial statements prepared in accordance with GAAP) whether or not such operating lease obligations were in effect on such date), notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP.

(b) As used in the Loan Documents: (i) the words “shall” or “will” are mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative; (ii) the term “continuing” in the context of an Event of Default means that the Event of Default has not been remedied (if capable of being remedied) or waived; and (iii) whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer (but, with respect to Intellectual Property that Borrower owns or purports to own, without having conducted any special investigation or patent or trademark search).

12.2 Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in this Section 12.2. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

~~“Account Balance Requirement” is defined in Section 5.9(a).~~

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Adjusted Quick Ratio” is, as of any date of determination, the ratio of (a) Quick Assets to (b) Current Liabilities.

“Administrator” is an individual that is named:

(a) as an “Administrator” or similar role in the online banking enrollment form or related documents completed by Borrower with the authority to determine who will be authorized to use Bank’s online banking platform on behalf of Borrower in connection with this Agreement; and

(b) as an Authorized Signer of Borrower in an approval by the Board.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members. ~~For purposes of the definition of Eligible Accounts, Affiliate shall include a Specified Affiliate.~~

“Agreement” is defined in the preamble hereof.

~~“Anniversary Fee” is defined in Section 1.9(a).~~

“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224 and the USA Patriot Act.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators, including the Corporate Transparency Act.

“Authorized Signer” means any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Availability Amount” is the difference of (a~~) the lesser of (i~~) the Revolving Line ~~or (ii) the Borrowing Base,~~ minus (b) the sum of (i) all outstanding principal amounts of any Advances, (ii) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), and (iii) all amounts used for Cash Management Services.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 11.8.

“Bank Expenses” are all audit fees, costs and reasonable and documented expenses (including reasonable and documented, out-of-pocket and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto to the extent Borrower has agreed to be bound (each, a “Bank Services Agreement”) and shall include, without limitation, any Letters of Credit pursuant to Section 1.2, and Cash Management Services pursuant to Section 1.4.

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board” is Borrower’s board of directors or equivalent governing body.

“Borrower” is set forth in the first paragraph of this Agreement.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

~~“Borrowing Base” is eighty-five percent (85.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Statement (and as may subsequently be updated by Bank based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Statement); provided, however, that Bank has the right to decrease the foregoing percentage in its sole discretion to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.~~

~~“Borrowing Base Statement” is that certain statement of the value of certain Collateral in the form specified by Bank to Borrower from time to time.~~

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is a day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law to close~~, except that if any determination of a “Business Day” shall relate to an FX Contract, the term “Business Day” shall also mean a FX Business Day~~.

“~~Cash Collateral Account~~BVI Accounts” is defined in Section ~~5.4~~5.9(~~c~~a).

“BVI Subsidiary” and “BVI Subsidiaries” means, individually or collectively, as applicable, a wholly owned Subsidiary of Borrower incorporated, formed or otherwise organized under the laws of the British Virgin Islands.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95.0%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Cash Management Services” is defined in Section 1.4.

“Cayman Accounts” is defined in Section 5.9(a).

“Cayman Islands Electronic Signature Law” is defined in Section 11.9.

“Cayman Subsidiary” means Alamar Biosciences Cayman Limited, a wholly owned Subsidiary of Borrower formed under the laws of the Cayman Islands.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), ~~(other than the Specified Investors)~~ shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under the Exchange Act), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; (c) ~~the Specified Investors divest themselves of more than an aggregate amount of ten percent (10.0%) of the voting securities of Borrower they own as of the Effective Date (other than transfers to the Specified Investors’ investment Affiliates)~~[reserved]; or (d) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Borrower free and clear of all Liens (except Permitted Liens).

“Change in Law” means the occurrence, after the Effective Date, of: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in Applicable Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act

and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“China-Based Subsidiary” and “China-Based Subsidiaries” means, individually or collectively, as applicable, a wholly owned Subsidiary of Borrower incorporated, formed or otherwise organized under the laws of China or Hong Kong.

“Chinese Accounts” is defined in Section 5.9(a).

“Claims” is defined in Section 11.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” consists of all of Borrower’s right, title and interest in and to the following personal property:

(a) (i) all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, securities accounts, securities entitlements and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and (ii) all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

(b) Notwithstanding the foregoing, the Collateral does not include any (i) Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property, (ii) any interest of Borrower as a lessee or sublessee under a real property lease, or (iii) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property.

~~(c) Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its Intellectual Property without Bank’s prior written consent.~~

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Statement” is that certain statement in the form attached hereto as Exhibit A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Fee” is defined in Section 1.9(b).

“Contingent Obligation” is, for any Person, any direct or indirect liability of that Person for (a) any direct or indirect guaranty by such Person of any indebtedness, lease, dividend, letter of credit, credit card or other obligation of another, (b) any other obligation endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (c) any obligations for undrawn letters of credit for the account of that Person; and (d) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, Overadvance, Letter of Credit, ~~FX Contract,~~ amount utilized for cash management services, ~~Term Loan B Advance,~~ or any other extension of credit by Bank for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Current Liabilities” are (a) all obligations and liabilities of Borrower to Bank, plus (b) without duplication of (a), the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section ~~1.8(c)~~1.8(c).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the deposit account established by Borrower with Bank for purposes of receiving Credit Extensions.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other Applicable Law with respect to any corporation, limited liability company, partnership or other entity.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” is a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia other than (a) any Subsidiary all or substantially all of whose assets consist of equity securities of (or debt obligations owed or treated as owed by such) controlled foreign corporations (as defined in Section 957 of the IRC) and (b) any Subsidiary that is a direct or indirect Subsidiary of a Subsidiary that is a controlled foreign corporation (as defined in Section 957 of the IRC).

“Effective Date” is set forth on Schedule I hereto.

 ~~“Eligible Accounts” means Accounts owing to Borrower which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 4.3, that have been, at the option of Bank, confirmed in accordance with Section 5.4(f) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its sole discretion. Bank reserves the right, at any time after the Second Amendment Effective Date, in its commercially reasonable discretion in each instance, to adjust any of the criteria set forth below and to establish new criteria. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:~~

~~(a) Accounts (i) for which the Account Debtor is Borrower’s Affiliate, officer, employee, investor, or agent, or (ii) that are intercompany Accounts;~~

~~(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;~~

~~(c) Accounts with credit balances over ninety (90) days from invoice date, to the extent of such credit balances;~~

~~(d) Accounts owing from an Account Debtor if fifty percent (50.0%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;~~

~~(e) Accounts owing from an Account Debtor (i) which does not have its principal place of business in the United States or (ii) whose billing address (as set forth in the applicable invoice for such Account) is not in the United States, unless in the case of both (i) and (ii) such Accounts are Eligible Foreign Accounts;~~

~~(f) Accounts billed from and/or payable to Borrower outside of the United States (sometimes called foreign invoiced accounts);~~

~~(g) Accounts in which Bank does not have a first priority, perfected security interest under all Applicable Law;~~

~~(h) Accounts billed and/or payable in a Currency other than Dollars;~~

~~(i) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), but only to the extent of such Indebtedness or obligations;~~

~~(j) Accounts with or in respect of accruals for marketing allowances, incentive rebates, price protection, cooperative advertising and other similar marketing credits, unless otherwise approved by Bank in writing, but only to the extent of such credits;~~

~~(k) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;~~

~~(l) Accounts with customer deposits and/or with respect to which Borrower has received an upfront payment, to the extent of such customer deposit and/or upfront payment;~~

~~(m) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;~~

~~(n) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);~~

~~(o) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);~~

~~(p) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);~~

~~(q) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;~~

~~(r) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);~~

~~(s) Accounts for which the Account Debtor has not been invoiced;~~

~~(t) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;~~

~~(u) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days (including Accounts with a due date that is more than ninety (90) days from invoice date);~~

~~(v) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;~~

~~(w) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);~~

~~(x) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding (whether voluntary or involuntary), or becomes insolvent, or goes out of business;~~

~~(y) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25.0%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; and~~

~~(z) Accounts for which Bank in its sole discretion determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.~~

~~“Eligible Foreign Accounts” means Accounts owing from Account Debtors located outside of the United States and acceptable to Bank in writing on a case-by-case basis, which Accounts otherwise satisfy all of the criteria set forth in the definition of Eligible Accounts (other than clause (e) thereof); provided, that the aggregate amount of Eligible Foreign Accounts shall not exceed twenty-five percent (25%) of Eligible Accounts at any time.~~

“Environmental Laws” means any Applicable Law (including any permits, concessions, grants, franchises, licenses, agreements or governmental restrictions) relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment (including those related to hazardous materials, air emissions, discharges to waste or public systems and health and safety matters).

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 7.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to Bank or required to be withheld or deducted from a payment to Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Bank being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Bank with respect to an applicable interest in a Credit Extension or the Revolving Line pursuant to a law in effect on the date on which (i) Bank acquires such interest in the Credit Extensions or the Revolving Line or (ii) Bank changes its lending office, except in each case to the extent that, pursuant to Section 1.12, amounts with respect to such Taxes were payable either to Bank’s assignor immediately before Bank became a party hereto or to Bank immediately before it changed its lending office, (c) Taxes attributable to Bank’s failure to comply with Section 1.12(e), and (d) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

~~“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Term Loan B Maturity Date, (b) the repayment of the Term Loan B Advances in full, (c) as required pursuant to Sections 1.5(c) or 1.5(d), or (d) the termination of this Agreement, in an amount equal to the original aggregate principal amount of the Term Loan B Advances made by Bank to Borrower multiplied by six percent (6.0%).~~

~~“Financial Covenant Trigger Amount” is Twenty Million Dollars ($20,000,000); provided however, if Borrower achieves greater than Thirty Million Dollars ($30,000,000) in revenue (calculated in accordance with GAAP and measured on a trailing six (6) month basis) on or prior to March 31, 2026, then the Financial Covenant Trigger Amount shall automatically, with no further action by the parties hereto, be updated to mean Thirty Million Dollars ($30,000,000).~~

“Financial Statement Repository” is Bank’s e-mail address specified in Section 9 or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time.

“Foreign Currency” is the lawful money of a country other than the United States.

“Foreign Subsidiary” is any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

~~“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.~~

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency at a set price or on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Good Faith Deposit” is defined in Section 1.9(c).

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority, including, without limitation, Healthcare Permits.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Healthcare Laws” means all applicable laws relating to the operation or management of hospitalist practices, the provision of hospitalist services, proper billing and collection practices relating to the payment for healthcare services, insurance law (including law related to payment for “no-fault” claims) and workers compensation law as they relate to the provision of, and billing and payment for, healthcare services, patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of rehabilitative care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion laws (42 U.S.C. § 1320a-7); (b) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009; (c) the Medicare Regulations and the Medicaid Program (Title XIX of the Social Security Act); (d) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (e) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued; (f) any laws, regulations or administrative guidance with respect to fee splitting by healthcare professionals and the corporate practice of medicine in any jurisdiction in which any Borrower or any Guarantor operates; and (g) any and all comparable state or local laws and other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (a) through (g) as may be amended from time to time and the regulations promulgated pursuant to each such law.

“Healthcare Permit” means, with respect to any Person, a permit issued or required under Healthcare Laws applicable to the business of Borrower or any Guarantor, or necessary in the possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Healthcare Laws applicable to the business of Borrower or any Guarantor.

“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic Clinical Health (HITECH) Act and the implementing regulations thereto.

~~“HSBC Account” is defined in Section 5.9(a).~~

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary which (a) is not a Material Foreign Subsidiary and (b) together with all other Foreign Subsidiaries does not (i) hold assets valued at greater than twenty percent (20%) of the consolidated assets of Borrower and its Subsidiaries or (ii) generate revenue greater than twenty percent (20%) of the consolidated revenue of Borrower and its Subsidiaries.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds, letters of credit and credit cards, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) Contingent Obligations, and (e) other short- and long-term obligations under debt agreements, lines of credit and extensions of credit.

“Indemnified Person” is defined in Section 11.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” is defined in Section 11.8.

~~“Initial Audit” is Bank’s inspection of Borrower’s Accounts, the Collateral, and Borrower’s Books, with results satisfactory to Bank in its sole discretion.~~

~~“Initial Tranche 1 Term Loan B Advance” is defined in Section 1.5(a) of this Agreement.~~

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, receivership or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

~~“Interest-Only Extension Milestone” means the occurrence of the Tranche 2 Availability Milestone.~~

~~“Interest-Only Period” is set forth on Schedule I hereto.~~

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership, membership, or other ownership interest or other equity securities), and any loan, advance or capital contribution to any Person.

“Italian Accounts” is defined in Section 5.9(a).

“Italian Subsidiary” means Alamar Europe, Srl, a wholly owned Subsidiary of Borrower formed under the laws of Italy.

“Key Person” is Borrower’s Chief Financial Officer, who is ~~Timothy White~~Justin McAnear as of the ~~Second~~Third Amendment Effective Date, and Borrower’s ~~Chief Executive Officer~~President, who is ~~Yuling Luo~~Timothy White, as of the ~~Second~~Third Amendment Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement on the part of Bank as set forth in Section 1.2.

“Letter of Credit Application” is defined in Section 1.2(c).

“Letter of Credit Fee” is a fee equal to one percent (1.00%) per annum of the Dollar Equivalent of the face amount of each Letter of Credit issued according to Section 1.2.

“Letter of Credit Reserve” is defined in Section 1.2(f).

“Lien” is a claim, mortgage, deed of trust, levy, attachment charge, pledge, hypothecation, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

~~“Liquidity Ratio” means a ratio of (a) the sum of (i) the aggregate amount of unrestricted and unencumbered cash and Cash Equivalents held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates, plus (ii) the Availability Amount, divided by (b) the sum of (i) the aggregate principal amount of all outstanding Advances owing from Borrower to Bank plus (ii) the aggregate principal amount of all outstanding Term Loan B Advances owing from Borrower to Bank.~~

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Perfection Certificate, the Warrant, any Control Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, landlord waivers and consents, bailee waivers and consents, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified in accordance with the terms thereof.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations~~; or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 5 during the next succeeding financial reporting period.~~.

“Material Foreign Subsidiary” means any Foreign Subsidiary which (a) holds assets valued at greater than ten percent (10%) of the consolidated assets of Borrower and its Subsidiaries, (b) generates revenue greater than ten percent (10%) of the consolidated revenue of Borrower and its Subsidiaries, or (c) owns intellectual property with any material value.

“Net Cash Trigger Event” means the ~~difference between (a~~date on which (a) the difference of (i) the aggregate amount of Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank and Liens permitted under clause (p) of the defined term “Permitted Liens”) cash and Cash Equivalents ~~held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates, minus (b) the aggregate principal amount of all outstanding Advances owing from Borrower to Bank.~~minus (ii) the sum of all obligations and liabilities of Borrower to Bank, becomes less than (b) Seventy Five Million Dollars ($75,000,000).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the ~~Termination Fee, the Prepayment Fee, the Final Payment, the Anniversary Fees~~Contingent Fee, Unused Revolving Line Facility Fee, any Uncommitted Accordion Commitment Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership or limited partnership, its partnership agreement or limited partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to Bank, Taxes imposed as a result of a present or former connection between Bank and the jurisdiction imposing such Tax (other than connections arising from Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Credit Extension or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overadvance” is defined in Section 1.7.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit B.

“Payment Date” is set forth on Schedule I hereto.

“Perfection Certificate” is the Perfection Certificate delivered by Borrower in connection with this Agreement.

“Permitted Acquisition” or “Permitted Acquisitions” means a transaction whereby Borrower acquires, or permits any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, which satisfies each of the following conditions:

(a) the party or parties being acquired is in the same or a substantially similar line of business as Borrower or is supportive of Borrower’s line of business as of the Effective Date;

(b) [reserved];

(c) no Event of Default has occurred and is continuing or would exist after giving effect to the transaction and Bank has received satisfactory evidence that Borrower is in compliance with all terms and conditions of this Agreement (and that it will be in compliance after giving effect to the transaction);

(d) the acquisition is approved by the board of directors (or equivalent control group) of all parties to the transaction;

(e) the total aggregate consideration to be paid by Borrower and its Subsidiaries (excluding, the value of Borrower’s or its Subsidiaries’ stock issued by Borrower or its Subsidiaries, but including any earn-out obligations, and any other property used in satisfaction of the purchase price) in connection therewith in all of the contemplated transactions during the term of this Agreement does not exceed Twenty-Five Million Dollars ($25,000,000);

(f) Borrower provides Bank (i) written notice of the transaction at least thirty (30) days before the closing of the transaction, and (ii) copies of the acquisition agreement and other material documents relative to the contemplated transaction and such other financial information, financial analysis, documentation or other information relating to such transaction as Bank shall reasonably request at least thirty (30) days before the closing of the transaction;

(g) Borrower provides Bank, at least five (5) Business Days before the closing of the contemplated transaction, financial statements and a written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (after giving effect to such transaction) Borrower is projected to be in compliance with each of the financial covenants in Section 5.10 for the one (1) year period ending after the proposed date of consummation of such contemplated transaction or such lesser time as remains until the Revolving Line Maturity Date;

(h) Borrower is a surviving legal entity after completion of the contemplated transaction to the extent of any merger transaction with Borrower;

(i) the contemplated transaction is consensual and non-hostile;

(j) no Indebtedness will be incurred, assumed, or would exist with respect to Borrower or its Subsidiaries as a result of the contemplated transaction, other than Permitted Indebtedness, and no Liens will be incurred, assumed, or would exist with respect to the assets of Borrower or its Subsidiaries as a result of the contemplated transaction, other than Permitted Liens;

(k) the acquisition and the company being acquired is accretive in all respects;

(l) any Person whose capital stock is acquired or any Subsidiary that acquires assets in such contemplated transaction shall, within thirty (30) days of the consummation of the transaction, become a co-borrower or guarantor (as determined by Bank in its sole discretion) hereunder and shall grant a first priority Lien in all of its assets to Bank, all on documentation reasonably acceptable to Bank in its sole discretion to the extent required pursuant to Section 5.14; and

(m) Borrower shall have delivered to the Bank, at least five (5) Business Days prior to the date on which any such acquisition is to be consummated (or such later date as is agreed by Bank in its sole discretion), a certificate of a Responsible Officer of Borrower, in form and substance reasonably satisfactory to Bank, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g) from the Effective Date through and until the date~~, as of the~~ that is ninety (90) days after the Third Amendment Effective Date~~, on which the Permitted JPMorgan Letter of Credit expires~~  (the “JPMorgan Letter of Credit Transition Period”), Indebtedness in an aggregate amount not to exceed Five Million Dollars ($5,000,000) at any time owing from Borrower to JPMorgan Chase Bank, N.A. in connection with that certain letter of credit issued by JPMorgan Chase Bank, N.A. at the request of Borrower (the “Permitted JPMorgan Letter of Credit”); ~~and~~

(h) (i) unsecured Indebtedness incurred in connection with credit cards in connection with Borrower’s Ramp program in an aggregate principal amount of up to Two Million Dollars ($2,000,000) and (ii) secured Indebtedness incurred in connection with foreign credit cards with Pleo in an aggregate principal amount of up to Five Hundred Thousand ($500,000);

(i) other unsecured Indebtedness in an aggregate principal amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

(j) to the extent constituting Indebtedness, Permitted Investments;

(k) Indebtedness in the form of purchase price adjustments, earn-outs, approval milestones, sales milestones, royalties on future sales, deferred compensation, or other arrangements representing acquisition consideration or deferred payments of similar nature incurred in connection with any Permitted Acquisition;

(l) Indemnification obligations in connection with Permitted Acquisitions; and

(m) Indebtedness incurred in connection with foreign letters of credit in an aggregate principal amount not to exceed One Million Dollars ($1,000,000); and

(n) ~~(h)~~ extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under clauses (a) through (~~g~~m) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b) Investments consisting of Cash Equivalents and Investments pursuant any investment policy of Borrower which has been approved by the Board and Bank in its commercially reasonable discretion;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(d) Investments consisting of deposit accounts (but only to the extent that Borrower is permitted to maintain such accounts pursuant to Section 5.9 of this Agreement) in which Bank has a first priority perfected security interest;

(e) Investments accepted in connection with Transfers permitted by Section 6.1;

(f) Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 6.3 of this Agreement, which is otherwise a Permitted Investment;

(g) Investments by Borrower in (i) Italian Subsidiary in an amount necessary to fund the operating expenses incurred by Italian Subsidiary in the ordinary course of business; provided, however, the aggregate amount of such Investments under this sub-clause (g)(i) ~~during the period of time commencing on the Effective Date and concluding on the Term Loan B Maturity Date~~ shall not exceed Two Million Dollars ($2,000,000), (ii) any China-Based Subsidiary in an amount necessary to fund the operating expenses incurred by any China-Based Subsidiary in the ordinary course of business during any three (3) consecutive month period; provided, that the aggregate amount of such Investments for all China-Based Subsidiaries in the aggregate under this sub-clause (g)(ii) shall not exceed ~~(1) Three Million Dollars ($3,000,000) during the 2025 calendar year, and (2)~~ Five Million Dollars ($5,000,000) in any calendar year ~~occurring thereafter~~, ~~and~~ (iii) in Subsidiaries (that are not Borrower, Italian Subsidiary, nor a China-Based Subsidiary) for the ordinary and necessary current operating expenses of such Subsidiaries in an aggregate amount not to exceed One ~~Hundred Thousand~~Million Dollars ($~~100,000~~1,000,000) in any fiscal year;

(h) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers, directors, partners, managers and members relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee equity purchase plans or similar agreements approved by the Board;

(i) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; ~~and~~

(j) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that, this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary~~.~~;

(k) other Investments not otherwise permitted hereunder in an amount not to exceed Five Hundred Thousand Dollars ($500,000) in the aggregate per year; and

(l) Permitted Acquisitions.

“Permitted JPMorgan Account Balance” is not more than one hundred percent (100.0%) of the outstanding amount available to be drawn under the Permitted Letters of Credit.

“Permitted JPMorgan Deposit Account” is that certain deposit account maintained by Borrower with JPMorgan Chase Bank, N.A. with the account number ~~[***]~~[***].

“Permitted JPMorgan Letter of Credit” is defined in clause (g) of the defined term Permitted Indebtedness.

“Permitted Liens” are:

(a) Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(e) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(g) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business and licenses for the use of Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business that could not result in a legal transfer of title of such licenses of Intellectual Property;

(h) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 7.4 and 7.7;

(i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; ~~and~~

(j) during the JPMorgan Letter of Credit Transition Period, Liens in favor of JPMorgan Chase Bank, N.A. on cash in an amount not to exceed the Permitted JPMorgan Account Balance deposited in the Permitted JPMorgan Deposit Account in accordance with Section 5.9(a) and securing the Permitted JPMorgan Letter of Credit~~.~~;

(k) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(l) Liens in the form of deposits securing foreign letters of credit permitted under clause (m) of the definition of Permitted Indebtedness;

(m) Liens incurred or deposits made to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bond, performance bonds and other obligations of a like nature incurred in the ordinary course of business in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000);

(n) escrow deposits in connection with Permitted Acquisitions;

(o) Liens to secured foreign credit cards permitted under clause (h) of “Permitted Indebtedness”;

(p) customary Liens of any bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account or securities account of Borrower, provided that such account is permitted to be maintained pursuant to Section 5.9 of this Agreement; and

(q) other Liens securing obligations in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

~~“Prepayment Fee” is a fee due upon prepayment (whether voluntary or otherwise) of the Term Loan B Advances equal to (a) three percent (3.0%) of the aggregate outstanding principal amount of the Term Loan B Advances at the time of such prepayment if such prepayment occurs prior to the first (1st) anniversary of the Second Amendment Effective Date, and (b) two percent (2.0%) of the aggregate outstanding principal amount of the Term Loan B Advances at the time of such prepayment if such prepayment occurs on or at any time after the first (1st) anniversary of the Second Amendment Effective Date but prior to the second (2nd) anniversary of the Second Amendment Effective Date. Notwithstanding the foregoing, the Prepayment Fee shall be waived by Bank if the Term Loan B Advances are refinanced using the proceeds of a new facility provided by Bank (the determination as to whether to provide such new facility being in Bank’s sole and absolute discretion).~~

“Prime Rate” is set forth on Schedule I hereto.

“Prime Rate Margin” is set forth on Schedule I hereto.

“Protected Person” is defined in Section 11.3.

“Quick Assets” is, on any date, the sum of (a) Borrower’s unrestricted and unencumbered (other than Liens in favor of Bank and Liens permitted under clause (p) of the defined term “Permitted Liens”) cash and Cash Equivalents plus (b) Borrower’s net billed accounts receivable (determined according to GAAP).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Representatives” is defined in Section11.8.

~~“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its sole discretion, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its sole discretion, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank's reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in its sole discretion constitutes a Default or an Event of Default.~~

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other material agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral.

“Revolving Line” is set forth on Schedule I hereto.

“Revolving Line Maturity Date” is set forth on Schedule I hereto.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is fifty percent (50.0%) or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.

“SEC” is the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Second Amendment Effective Date” is September 19, 2025.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

~~“Specified Affiliate” is any Person (a) more than ten percent (10.0%) of whose aggregate issued and outstanding equity or ownership securities or interests, voting, non-voting or both, are owned or held directly or indirectly, beneficially or of record, by Borrower, and/or (b) whose equity or ownership securities or interests representing more than ten percent (10.0%) of such Person’s total outstanding combined voting power are owned or held directly or indirectly, beneficially or of record, by Borrower.~~

~~“Specified Investors” means each of (a) Sands Capital, (b) Qiming Venture Partners, and (c) Illumina Ventures.~~

~~“Streamline Balance” is defined in the definition of Streamline Period.~~

~~“Streamline Period” is, on and after the Second Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first (1st) day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding month, maintained Net Cash in an amount at all times greater than Twenty Million Dollars ($20,000,000) (the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first (1st) day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank in its sole discretion. Upon the termination of a Streamline Period, Borrower shall maintain the Streamline Balance each consecutive day for one (1) fiscal quarter as determined by Bank in its sole discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first (1st) day of the monthly period following the date Bank determines, in its sole discretion, that the Streamline Balance has been achieved.~~

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all of Borrower’s or any of its Subsidiaries’ now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

~~“Subsequent Tranche 1 Term Loan B Advance” and “Subsequent Tranche 1 Term Loan B Advances” are each defined in Section 1.5(a) of this Agreement.~~

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock, partnership, membership, or other ownership interest or other equity securities having ordinary voting power (other than stock, partnership, membership, or other ownership interest or other equity securities having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower or Guarantor.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~“Term Loan B Advance” and “Term Loan B Advances” are each defined in Section 1.5(a) of this Agreement.~~

“~~Term Loan B Amortization~~Third Amendment Effective Date” is ~~set forth on Schedule I hereto~~August 6, 2026.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness.

~~“Term Loan B Availability Amount” is set forth on Schedule I hereto.~~

~~“Term Loan B Maturity Date” is set forth on Schedule I hereto.~~

~~“Termination Fee” is defined in Section 1.9(b) of this Agreement.~~

“Trademarks” means, with respect to any Person, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Person connected with and symbolized by such trademarks.

~~“Tranche 1” defined in Section 1.5(a) of this Agreement.~~

~~“Tranche 1 Draw Period” is set forth on Schedule I hereto.~~

~~“Tranche 1 Term Loan B Advance” and “Tranche 1 Term Loan B Advances” are each defined in Section 1.5(a) of this Agreement.~~

~~“Tranche 2” defined in Section 1.5(a) of this Agreement.~~

~~“Tranche 2 Availability Milestone” means Borrower’s delivery to Bank of evidence, satisfactory to Bank in its sole discretion, after the Second Amendment Effective Date but on or prior to January 31, 2027, confirming that Borrower (a) has achieved at least Forty Million Dollars ($40,000,000) in revenue (calculated in accordance with GAAP and measured on a trailing six (6) month basis) on or prior to December 31, 2026, and (b) is in compliance with the financial covenant set forth in Section 5.10(b) of this Agreement.~~

~~“Tranche 2 Draw Period” is set forth on Schedule I hereto.~~

~~“Tranche 2 Term Loan B Advance” and “Tranche 2 Term Loan B Advances” are each defined in Section 1.5(a) of this Agreement.~~

“Transfer” is defined in Section 6.1.

“Uncommitted Accordion” is defined in Section ~~1.5~~1.1(a) of this Agreement.

“Unused Revolving Line Facility Fee” is defined in Section 1.9(d).

“USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time.

“Warrant” is, collectively, (a) that certain Warrant to Purchase Stock dated as of the Effective Date between Borrower and Bank, and (b) that certain Warrant to Purchase Stock dated as of the Second Amendment Effective Date between Borrower and Bank, together with (c) any other warrant to purchase stock issued by Borrower in favor of Bank theretofore or thereafter, in each case, as amended, modified, supplemented and/or restated from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ALAMAR BIOSCIENCES, INC.

By: _______________________________________

Name: ~~Timothy White~~

Title: ~~Chief Financial Officer~~

[Signature Page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BANK:

FIRST-CITIZENS BANK & TRUST COMPANY

By: _______________________________________

Name: ~~Peter Sletteland~~

Title: ~~Managing Director~~

[Signature Page to Loan and Security Agreement]

SCHEDULE I

LSA PROVISIONS

LSA Section	LSA Provision
1.1(a) – Revolving Line – Availability	Amounts borrowed under the Revolving Line may be prepaid or repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.
~~1.5~~1.2(a) – ~~Term Loan B Advances – Availability~~Letter of Credit Sublimit

~~Each Term Loan B Advance must be in an amount equal to at least Five~~The aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Ten Million Dollars ($~~5,000,000) or such lesser amount as remains available under the applicable tranche. After repayment, no Term Loan B Advance (or any portion thereof) may be reborrowed~~10,000,000) minus the sum of all amounts used for Cash Management Services.

~~1.5(b) – Term Loan B Advances – Repayment~~1.4 – Cash Management Services Sublimit

The ~~Term Loan B Advances shall be “interest-only” through the Interest-Only Period, with interest due and payable in accordance with Section 1.8(a)(ii). Commencing on the Term Loan B Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay each Term Loan B Advance in (a) twenty-four (24) equal monthly installments of principal, plus (b) monthly payments of accrued interest at the rate set forth in Section 1.8(b)(ii)~~aggregate amount used for Cash Management Services at any one time may not exceed Ten Million Dollars ($10,000,000) minus the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).

1.8(a)(i) – Interest Payments – Advances	Interest on the principal amount of each Advance is payable in arrears monthly (a) on each Payment Date, (b) on the date of any prepayment and (c) on the Revolving Line Maturity Date.
~~1.8(a)(ii) – Interest Payments – Term Loan B Advances~~

~~Interest on the principal amount of each Term Loan B Advance is payable in arrears monthly (a) on each Payment Date commencing on the first Payment Date following the Funding Date of each such Term Loan B Advance, (b) on the date of any prepayment, and (c) on the Term Loan B Maturity Date.~~

~~1.8(a)(i)– Interest Rate – Advances~~

~~The outstanding principal amount of any Advance shall accrue interest at a floating rate per annum equal to the greater of (a) seven and one quarter of one percent (7.25%) and (b) the Prime Rate plus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.8(a).~~

1.8(~~b~~a)(~~ii~~i)– Interest Rate – ~~Term Loan B~~ Advances

The outstanding principal amount of any ~~Term Loan B~~ Advance shall accrue interest at a floating rate per annum equal to the greater of (a) six percent (6.00%) and (b) the Prime Rate minus the Prime Rate Margin, which interest shall be payable in accordance with Section 1.8(a)~~(ii)~~.

1.8(e) – Interest Computation	Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year for any Credit Extension outstanding.

LSA Section	LSA Provision
1.9(a) – Revolving Line Commitment Fee	A fully earned, non-refundable commitment fee of Seventy Five Thousand Dollars ($75,000) on the Third Amendment Effective Date.
12.2 – “Effective Date”	“Effective Date” is July 11, 2024.
~~12.2 – “Interest-Only Period”~~

~~“Interest-Only Period” is the period of time commencing on the Second Amendment Effective Date and ending on June 30, 2027; provided, however, upon the occurrence of the Interest-Only Extension Milestone, the Interest-Only Period shall automatically, with no further action by the parties hereto, be extended through June 30, 2028.~~

12.2 – “Payment Date”	“Payment Date” is ~~(a) with respect to Term Loan B Advances, the first (1st) calendar day of each month and (b) with respect to Advances,~~ the last calendar day of each month.
12.2 – “Prime Rate”

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of North Carolina (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero percent (0.0%) per annum, such rate shall be deemed to be zero percent (0.0%) per annum for purposes of this Agreement.

12.2 – “Prime Rate Margin”	“Prime Rate Margin” is ~~(a) for Advances,~~ one ~~quarter~~half of one percent (~~0.25%), and (b) for Term Loan B Advances, one percent (1.00%)~~0.50%).
~~12.2– “Revolving Line”~~	~~“Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000).~~
~~12.2 – “Revolving Line Maturity Date”~~	~~“Revolving Line Maturity Date” is September 19, 2028.~~
~~12.2 – “Term Loan B Amortization Date”~~

~~“Term Loan B Amortization Date” is July 1, 2027; provided, however, upon the occurrence of the Interest-Only Extension Milestone, the Term Loan B Amortization Date shall automatically, with no further action by the parties hereto, be extended to July 1, 2028.~~

12.2– “~~Term Loan B Availability Amount~~Revolving Line”

“~~Term Loan B Availability Amount~~Revolving Line” is an aggregate principal amount equal to ~~Fifty~~Sixty Million Dollars ($~~50,000,000~~60,000,000); provided, however, ~~if~~ Bank may, in its sole and absolute discretion, ~~grants Borrower’s~~grant any request by Borrower to make the Uncommitted Accordion available to Borrower~~, then the Term Loan B Availability Amount shall automatically, with no further action by the parties hereto, be updated to mean an~~ and thereby increase the aggregate principal amount ~~equal to Sixty-Five~~available to Borrower under the Revolving Line up to One Hundred Million Dollars

LSA Section	LSA Provision
($~~65,000,000)~~100,000,000) in Ten Million Dollars ($10,000,000) increments.
~~12.2 – “Term Loan B~~12.2 – “Revolving Line Maturity Date”

“~~Term Loan B~~Revolving Line Maturity Date” is ~~June~~July 1, 2029~~; provided, however, upon the occurrence of the Interest-Only Extension Milestone, the Term Loan B Maturity Date shall automatically, with no further action by the parties hereto, be extended to June 1, 2030~~.

~~12.2 – “Tranche 1 Draw Period”~~	~~“Tranche 1 Draw Period” is the period of time commencing on the Second Amendment Effective Date and ending on the earlier to occur of (a) June 30, 2027, and (b) an Event of Default.~~
~~12.2 – “Tranche 2 Draw Period”~~

~~“Tranche 2 Draw Period” is the period of time commencing on the date on which Borrower achieves the Tranche 2 Availability Milestone and ending on the earlier to occur of (a) June 30, 2027, and (b) an Event of Default.~~

EXHIBIT A

COMPLIANCE STATEMENT

TO: Silicon Valley Bank, a division of FIRST-CITIZENS BANK & TRUST COMPANY

FROM: ALAMAR BIOSCIENCES, INC.

Date:

Under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, modified, supplemented and/or restated from time to time, the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies
Monthly Financial Statements ~~with Compliance Statement~~	~~Monthly~~At all times after the occurrence of the Net Cash Trigger Event, monthly within 30 days	☐ Yes ☐ No
~~Annual~~Quarterly Financial Statements ~~(CPA Audited)~~	~~Annually~~At all times prior to the occurrence of the Net Cash Trigger Event, quarterly within ~~270~~45 days*	☐ Yes ☐ No
Compliance Statements	Together with each monthly financial statement and each quarterly financial statement	☐ Yes ☐ No
~~Borrowing Base~~Annual Financial Statements (CPA Audited)	~~Within 7~~Annually within 270 days ~~after the end of each month~~ **	☐ Yes ☐ No
A/R & A/P Agings	~~Within 7 days after the end of~~Together with each ~~month~~Compliance Statement	☐ Yes ☐ No
Bank Account Statements (for accounts outside of Bank)	~~Monthly within 30 days~~Together with each Compliance Statement	☐ Yes ☐ No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	☐ Yes ☐ No ☐ ~~N/A~~
Board approved projections	FYE within ~~30~~60 days and as amended/updated	☐ Yes ☐ No

*The Quarterly Financial Statements for Borrower’s Q4 shall be delivered within 90 days

**Provided however, for Borrower’s fiscal year 2025, Borrower shall instead, on or prior to the Third Amendment Effective Date, deliver to Bank company-prepared Annual Financial Statements for such fiscal year only and Bank shall waive the opinion required in connection therewith for such fiscal year only.

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Minimum ~~Liquidity~~Adjusted Quick Ratio	≥ ~~1.50~~1.25:1.00	_____:1.00	☐ Yes ☐ No ☐ N/A
~~Minimum Revenue~~	~~See Schedule 1~~	~~$_______~~	☐ ~~Yes~~ ☐ ~~No~~

~~Streamline Balance~~Net Cash Trigger Event	~~Required~~Threshold	Actual	~~Achieved his month~~Occurred?

Maintain as indicated:

~~Net Cash~~Borrower cash minus obligations to Bank	~~>~~Less than $~~20,000,000~~75,000,000	$____________	☐ Yes ☐ No

Banking Matters
			~~Month~~Measuring Period End Balance	Control Agreement
A.

Amount of cash and ~~cash equivalents~~Cash Equivalents maintained by Borrower and its Subsidiaries and Guarantors in all accounts with Bank and Bank’s Affiliates* at ~~month~~the end of such measuring period.

* Include any amounts held in securities accounts through:

$_______________ (A. Total)
	SVB Asset Management (SAM)	Account Number
		_______________	$_______________	☐ Yes ☐ No
		_______________	$_______________	☐ Yes ☐ No
B.

Amount of cash and ~~cash equivalents~~Cash Equivalents maintained by Borrower and its Subsidiaries and Guarantors in accounts with a financial institution other than Bank and Bank’s Affiliates at ~~month~~the end of such measuring period.

Complete a line below for each financial institution and/or account:

$_______________ (B. Total)
	Financial Institution	Account Number
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
	__________________________	_______________	$_______________	☐ Yes ☐ No
C.	Total cash and ~~cash equivalents~~Cash Equivalents of Borrower and its Subsidiaries and Guarantors (Line A plus the aggregate of Line B)		$_______________
D.	Percentage maintained with Bank and Bank’s Affiliates (Line A divided by Line C - expressed as a percentage)		_______%
E.

Has Borrower maintained compliance with Section 5.9(a) of the Agreement (which requires that at least ~~seventy-five~~fifty percent (~~75.0~~50.0%) of the total aggregate balance, including cash, of Borrower’s accounts at all institutions wherever located ~~(provided, however, after an initial public offering of Borrower’s common stock on an exchange or market, Borrower shall be required to maintain a balance, including cash, in accounts in its name maintained with Bank or Bank’s Affiliates greater than or equal to fifty percent (50.0%) of the total aggregate balance, including cash,~~

☐ Yes ☐ No

A-2

~~of Borrower at all institutions wherever located) unless the Dollar Equivalent value of all of Borrower’s, any of its Subsidiaries’ and any Guarantor’s cash and Cash Equivalents maintained at all financial institutions is less than one hundred ten percent (110.0%) of all outstanding obligations and liabilities owing by Borrower to Bank, in which case, Borrower, any of its Subsidiaries, and any Guarantor shall be required to maintain all of their operating accounts, securities accounts, depository accounts and excess cash with Bank or Bank’s Affiliates, other than the Permitted JPMorgan Letter of Credit Balance, in accounts outside of Bank)?~~)?

The following ~~streamline and~~ financial covenant and Net Cash Trigger Event analyses and information set forth in Schedule 1 attached hereto are true and correct as of the date of this Compliance Statement

The following are the exceptions with respect to the statements above: (If no exceptions exist, state “No exceptions to note.”)

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Schedule 1 to Compliance Statement

Financial ~~Covenants and Streamline~~Covenant of Borrower and Net Cash Trigger Event Calculation

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated: ____________________

~~After the date on which Bank has made Term Loan B Advances to Borrower in an original aggregate principal amount of greater than Twenty Million Dollars ($20,000,000) (or Thirty Million Dollars ($30,000,000) if Borrower achieves greater than Thirty Million Dollars ($30,000,000) in revenue (calculated in accordance with GAAP and measured on a trailing six (6) month basis) on or prior to March 31, 2026), Borrower shall at all times be in compliance with at least one (1) of the financial covenants set forth in Sections I and II of this Schedule 1.~~

~~Has Bank made Term Loan B Advances to Borrower in an original aggregate principal amount of greater than Twenty Million Dollars ($20,000,000) (or Thirty Million Dollars ($30,000,000) if Borrower achieves greater than Thirty Million Dollars ($30,000,000) in revenue (calculated in accordance with GAAP and measured on a trailing six (6) month basis) on or prior to March 31, 2026)?~~

~~_______ No, Borrower not required to report compliance with the financial covenants set forth herein~~

~~_______  Yes, is Borrower in compliance with one (1) or both of the financial covenants set forth in Sections I and II of this Schedule 1?~~

I. Minimum ~~Liquidity~~Adjusted Quick Ratio (Section 5.10~~(a~~)~~)~~

Required: ~~≥1.50:1.00~~Maintain at all times an Adjusted Quick Ratio of at least 1.25 to 1.00, subject to periodic reporting, and tested as of the last day of each (a) month at all times after the Net Cash Trigger Event and (b) quarter at all times prior to the Net Cash Trigger Event.

Actual:

A.

Aggregate ~~amount of~~value of the unrestricted and unencumbered (other than Liens in favor of Bank and Liens under clause (p) of the defined term “Permitted Liens”) cash and Cash Equivalents ~~held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates (excluding, for the avoidance of doubt, the Permitted JPMorgan Account Balance with JPMorgan Chase Bank, N.A. in the Permitted JPMorgan Deposit Account for the purpose of cash securing the Permitted JPMorgan Letter of Credit)~~of Borrower

$
B.	~~Availability Amount~~Aggregate value of the net billed accounts receivable of Borrower	$
C.	~~Line~~Quick Assets (the sum of line A plus line B)	$
D.	Aggregate ~~principal amount of all outstanding Advances owing from Borrower to~~value of Obligations to Bank	$
E.

~~Aggregate principal amount of all outstanding Term Loan B Advances owing from Borrower to Bank.~~Without duplication of line D, the aggregate value of liabilities of Borrower and its Subsidiaries (including all Indebtedness) that matures within one (1) year

$
F.	~~Line~~Current Liabilities (the sum of line D plus line E)	$
G.	~~Liquidity~~Adjusted Quick Ratio (line C divided by line F)

Is line G greater than or equal to ~~1.50~~1.25:1:00?

No, not in compliance  ~~Yes, in compliance  N/A this measuring~~

Yes, in compliance

~~II. Minimum Revenue (Section 5.10(b))~~

~~Required: Borrower shall achieve revenue (calculated in accordance with GAAP and measured on a trailing six (6) month basis) of not less than the following amounts for the corresponding measuring periods to be tested at the end of each applicable period set forth in the chart below:~~

~~Measuring Period Ending~~	~~Minimum Revenue (measured on a trailing 6-month basis)~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~
~~[***]~~	~~[***]~~

~~Actual:~~

~~A.~~	~~Borrower’s trailing six (6) month revenue (calculated in accordance with GAAP)~~	~~$~~

~~Is line A equal to or greater than the required revenue set forth in the chart above for the corresponding measuring period?~~

 ~~No, not in compliance  Yes, in compliance~~ N/A this measuring period because Net Cash Trigger Event has not occurred (see below)

II. ~~III. Streamline Balance of Borrower~~Net Cash Trigger Event

~~Required~~Threshold: ~~>~~Less than $~~20,000,000~~75,000,000.

Actual:

~~A.~~	~~Value of I.A.~~	~~$~~
~~B.~~	~~Value of I.D.~~	~~$~~
A.~~C.~~	~~Net Cash (line~~ Line I.A minus line ~~B)~~I.D	$

Is line A less than $75,000,000 or has been less than $75,000,000 at any time prior to the completion of this statement?

~~Is line C greater than $20,000,000?~~

No, ~~Borrower did not achieve the Streamline Balance this month~~the Net Cash Trigger Event has not occurred

Yes, ~~Borrower did achieve the Streamline Balance this month~~the Net Cash Trigger Event has occurred

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Pacific Time

fax to:______________________ Date: _____________________

Loan Payment:

ALAMAR BIOSCIENCES, INC.

From Account #________________________________ To Account ________________________________

(Deposit Account #) (Loan Account #)

Principal $____________________________________ and/or Interest $_____________________________

Authorized Signature:  Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #______________________________ To Account #__________________________________________

(Loan Account #) (Deposit Account #)

Amount of Advance $ ______________________ (complete if requesting from Revolving Line)

~~Amount of Term Loan B Advance $_____________________ (complete if requesting from Term Loan B Availability Amount)~~

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true and correct in all material respects as of such date:

Authorized Signature:  Phone Number:

Print Name/Title:

outgoing wire request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: ____________________________ Amount of Wire: $

Beneficiary Bank: _____________________________ Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:  Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:  Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:  2nd Signature (if required):

Print Name/Title:  Print Name/Title:

Telephone #:  Telephone #: